                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

                  Proxy Statement Pursuant to Section 14(a) of
            Securities and Exchange Act of 1934 (Amendment No. ____)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]    Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14-a6(e)(2))
[X]    Definitive Proxy Statement
[ ]    Definitive Additional Materials
[ ]    Soliciting Materials Pursuant to Section 240.14a-12

                           ALLIS-CHALMERS ENERGY INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]    No fee required
[ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

          (1)  Title of each class of securities to which transaction applies:

               -----------------------------------------------------------------

          (2)  Aggregate number of securities to which transaction applies:

               -----------------------------------------------------------------

          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

               -----------------------------------------------------------------

          (4)  Proposed maximum aggregate value of transaction:

               -----------------------------------------------------------------

          (5)  Total fee paid:

               -----------------------------------------------------------------

[ ]    Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

          (1)  Amount previously paid:

               -----------------------------------------------------------------

          (2)  Form, schedule or registration statement no.:

               -----------------------------------------------------------------

          (3)  Filing party:

               -----------------------------------------------------------------

          (4)  Date filed:

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

                         [ALLIS-CHALMERS ENERGY INC. LOGO]
                         5075 WESTHEIMER ROAD, SUITE 890
                              HOUSTON, TEXAS 77056

Dear Fellow Stockholders:

         You are cordially invited to attend the 2005 annual meeting of stockholders of Allis-Chalmers Energy Inc., which will be held at our offices at 5075 Westheimer Road, Suite 890, Houston, Texas, 77056, on Thursday, August 11, 2005, at 10:00 a.m., Central Daylight Time.

         This booklet includes our notice of annual meeting and our proxy statement. The proxy statement describes the business that we will conduct at the annual meeting and provides information about Allis-Chalmers Energy Inc.

         Your vote is important. Please complete, date, sign and return the enclosed proxy card promptly in accordance with the instructions set forth on the card. This will ensure your proper representation at the meeting whether you attend or not. Even if you plan on attending, it is a good idea to complete and return the proxy card in case your plans change. If you do attend the annual meeting and prefer to vote in person, you may do so.

         For a period of at least ten days prior to the annual meeting, a complete list of stockholders entitled to vote at the meeting will be open to examination by any stockholder during regular business hours at the Company's offices at 5075 Westheimer Road, Suite 890, Houston, Texas 77056.

         We look forward to seeing you at the meeting.

Sincerely,

/S/ MUNAWAR H. HIDAYATALLAH
---------------------------
Munawar H. Hidayatallah
Chairman of the Board and Chief Executive Officer

                           ALLIS-CHALMERS ENERGY INC.
                         5075 WESTHEIMER ROAD, SUITE 890
                              HOUSTON, TEXAS 77056

                       ----------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON AUGUST 11, 2005

TO THE STOCKHOLDERS OF ALLIS-CHALMERS ENERGY INC.:

         Notice is hereby given that the 2005 annual meeting of stockholders of Allis-Chalmers Energy Inc., a Delaware corporation (the "Company"), will be held on Thursday, August 11, 2005 at 10:00 a.m., Central Daylight Time at our offices located at 5075 Westheimer Road, Suite 890, Houston, Texas, 77056, for the following purposes:

         1) To elect ten (10) directors to serve for a one-year term expiring at the 2006 annual meeting of stockholders;

         2) To approve an amendment to our Certificate of Incorporation to increase the authorized number of shares of our common stock from 20,000,000 shares to 100,000,000 shares and to increase our preferred stock from 10,000,000 shares to 25,000,000 shares;

         3) To approve an amendment to our 2003 Incentive Stock Plan to increase the number of shares of our common stock that may be issued under the plan from 2,400,000 to the lesser of 3,000,000 shares or 15% of our outstanding common stock calculated on a fully-diluted basis;

         4) To ratify the appointment of UHY Mann Frankfort Stein & Lipp CPAs, LLP as our accountants for the fiscal year ending December 31, 2005; and

         5) To transact such other business as may properly come before the annual meeting.

         The foregoing items of business are more fully described in the proxy statement accompanying this notice, which is first being mailed to our stockholders on or about July 21, 2005. Please give it your careful attention. Accordingly, whether or not you plan to attend our annual meeting, please promptly mark, sign and date the enclosed proxy and return it in the enclosed postage-paid envelope to assure that your shares will be represented at the special meeting.

By Order of our board of directors,

/S/ MUNAWAR H. HIDAYATALLAH
---------------------------
Munawar H. Hidayatallah,
Chairman of the Board and
Chief Executive Officer

Houston, Texas
July 21, 2005

--------------------------------------------------------------------------------
ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. THIS WILL ENSURE YOUR PROPER REPRESENTATION AT THE MEETING WHETHER YOU ATTEND OR NOT. IF YOU DO ATTEND THE ANNUAL MEETING AND PREFER TO VOTE IN PERSON, YOU MAY DO SO.
--------------------------------------------------------------------------------

                                                   Table of Contents
                                                   -----------------

                                                                                                                Page
                                                                                                                ----

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING.........................................................1
   The Annual Meeting.............................................................................................1
   When and Where is the Annual Meeting?..........................................................................1
   Voting and Proxy Procedures....................................................................................1
   Quorum and Required Votes......................................................................................3

PROPOSAL 1:       ELECTION OF DIRECTORS...........................................................................4
   Nominees for Election For a One-Year Term Expiring at the 2005 Annual Meeting..................................4
   Meetings Of Our Board Of Directors; Committees.................................................................6
   Audit Committee................................................................................................6
   Compensation Committee ........................................................................................6
   Nominating Committee...........................................................................................7
   Section 16(a) Beneficial Ownership Reporting Compliance........................................................7
   Code of Ethics.................................................................................................7

PROPOSAL 2:       APPROVAL OF THE PROPOSAL TO INCREASE THE NUMBER OF AUTHORIZED
                  COMMON STOCK AND PREFERRED STOCK................................................................7
   Purpose of the Amendment.......................................................................................8
   Description of Capital Stock...................................................................................8
   Common Stock...................................................................................................9
   Preferred Stock................................................................................................9

PROPOSAL 3:       APPROVAL OF AMENDMENT TO 2003 INCENTIVE STOCK PLAN.............................................10
   Plan Administrator............................................................................................10
   Shares Reserved...............................................................................................10
   Benefits Issued Under the Plan................................................................................11
   Participation in the Plan.....................................................................................11
   Description Of Benefits.......................................................................................11
   General Provisions Of Awards..................................................................................12
   Directors' Fees...............................................................................................13
   Adjustments In Certain Events.................................................................................13
   Amendment Or Termination Of The Plan..........................................................................13
   Exercise; Withholding Payments................................................................................13
   Sequential Exercise...........................................................................................14
   Accounting....................................................................................................14
   Federal Income Tax Consequences...............................................................................14

PROPOSAL 4:       RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS............................................15
   Change In Principal Accountant................................................................................15
   Principal Accounting Fees and Services........................................................................16
   Report of the Audit Committee of the Board of Directors.......................................................16

PRINCIPAL HOLDERS OF COMMON STOCK................................................................................17
   Stockholders Agreement........................................................................................19

INFORMATION REGARDING EXECUTIVE OFFICERS.........................................................................20

COMPENSATION OF EXECUTIVE OFFICERS...............................................................................22
   Summary Compensation Table....................................................................................22
   Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values..............................23
   Employment Agreements With Management.........................................................................24
   Board Compensation............................................................................................25

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS...................................................25
   General.......................................................................................................25
   Overview and Policies for 2004................................................................................26
   Summary.......................................................................................................26
   Compensation Committee Interlocks and Insider Participation...................................................26

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS...................................................................27

PERFORMANCE GRAPH................................................................................................28

OTHER INFORMATION................................................................................................29
   Deadline for Receipt of Shareholder Proposals for Our Next Meeting............................................29

APPENDIX A:        CERTIFICATE OF AMENDMENT TO CERTIFICATE OF INCORPORATION
                   OF ALLIS-CHALMERS ENERGY INC.

APPENDIX B:        ALLIS-CHALMERS ENERGY INC. 2003 INCENTIVE STOCK PLAN, AS
                   AMENDED MAY 25, 2005



                           ALLIS-CHALMERS ENERGY INC.
                         5075 WESTHEIMER ROAD, SUITE 890
                              HOUSTON, TEXAS 77056

                   ------------------------------------------

                                 PROXY STATEMENT
                   FOR THE 2005 ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON AUGUST 11, 2005

            QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

THE ANNUAL MEETING

WHY DID YOU SEND ME THIS PROXY STATEMENT?

         We sent you this proxy statement and the enclosed proxy card because our board of directors is soliciting your proxy to vote at the 2005 annual meeting of stockholders. This question and answer section summarizes selected information contained elsewhere in this proxy statement, but does not contain all of the information that may be important to you. We urge you to read the entire proxy statement carefully, including the attached appendices.

         You do not need to attend the annual meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.

WHEN AND WHERE IS THE ANNUAL MEETING?

         The 2005 annual meeting of the stockholders of Allis-Chalmers Energy Inc. will be held on Tuesday, August 11, 2005, at 10:00 a.m., Central Daylight Time, at our offices located at 5075 Westheimer Road, Suite 890, Houston, Texas, 77056.

WHAT AM I BEING ASKED TO VOTE UPON?

         You are being asked to approve (i) the election of ten (10) directors to serve until the next annual meeting of the stockholders, (ii) an amendment to our Certificate of Incorporation to increase the authorized number of shares of our common stock from 20,000,000 shares to 100,000,000 shares and to increase our preferred stock from 10,000,000 shares to 25,000,000 shares, (iii) an amendment to our 2003 Incentive Stock Plan to increase the number of shares of our common stock that may be issued under the plan from 2,400,000 to the lesser of 3,000,000 shares or 15% of our outstanding common stock calculated on a fully-diluted basis, and (iv) the ratification of our appointment of independent auditors for the fiscal year ending December 31, 2005.

VOTING AND PROXY PROCEDURES

WHO MAY VOTE AT THE MEETING?

         Only stockholders of record at the close of business on June 14, 2005, the record date for the meeting, are entitled to receive notice of and to participate in the annual meeting. If you were a stockholder of record on that date, you will be entitled to vote all of the common shares that you held on that date at the meeting, or any postponements or adjournments of the meeting. We are mailing this proxy statement to stockholders on or about July 21, 2005.

WHAT ARE THE VOTING RIGHTS OF THE HOLDERS OF ALLIS-CHALMERS ENERGY INC. STOCK?

         Each share of Common Stock is entitled to one vote per share on all matters.

         Your proxy card indicates the number of shares that you owned as of the record date.

WHO IS SOLICITING MY PROXY?

         Our board of directors is soliciting proxies to be voted at the annual meeting.

HOW DO I VOTE BY PROXY?

         Whether you plan to attend the annual meeting or not, we urge you to complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. Returning the proxy card will not affect your right to attend the annual meeting and vote in person.

         If you properly fill in your proxy card and send it to us in time to vote, your "proxy" (ONE OF THE INDIVIDUALS NAMED AS PROXIES ON YOUR PROXY CARD) will vote your shares as you have directed. Unless otherwise directed in the proxy card, your proxy will vote your shares as recommended by our board of directors as follows:

         o FOR the election of the ten nominees proposed by our board of directors;

         o FOR the amendment to the Certificate of Incorporation to increase the authorized number of shares of our common stock from 20,000,000 shares to 100,000,000 shares and to increase our preferred stock from 10,000,000 shares to 25,000,000 shares;

         o FOR the amendment to our 2003 Incentive Stock Plan to increase the number of shares of our common stock that may be issued under the plan from 2,400,000 to the lesser of 3,000,000 shares or 15% of our outstanding common stock calculated on a fully-diluted basis;

         o FOR ratification of the appointment of UHY Mann Frankfort Stein & Lipp CPAs, LLP as our independent auditors for the fiscal year ending December 31, 2005.

         If any other matter is presented, your proxy will vote in accordance with his best judgment. At the time this proxy statement went to press, we knew of no matters that needed to be acted on at the annual meeting other than those discussed in this proxy statement.

MAY I CHANGE MY VOTE AFTER I HAVE MAILED MY SIGNED PROXY CARD?

         Yes. You may change your vote at any time before your proxy is voted at the annual meeting. You can do this in one of three ways:

         o First, you can send a written notice to our corporate secretary, stating that you would like to revoke your proxy.

         o        Second, you can complete and submit a later-dated proxy card.

         o Third, you can attend the meeting and vote in person. Your attendance at the annual meeting will not alone revoke your proxy-you must vote at the meeting.

         If you have instructed a broker to vote your shares, you must follow directions received from your broker to change those instructions.

WHAT DOES IT MEAN IF I GET MORE THAN ONE PROXY CARD?

         It indicates that your shares are held in more than one account, such as two brokerage accounts registered in different names. You should complete each of the proxy cards to ensure that all of your shares are voted. We encourage you to register all of your brokerage accounts in the same name and address for better stockholder service. You may do this by contacting our transfer agent, Continental Stock Transfer and Trust Company, at 17 Battery Place, 8th Floor, New York, New York 10004, Telephone: (212) 509-4000.

HOW DO I VOTE IN PERSON?

         If you plan to attend the annual meeting and vote in person, we will give you a ballot when you arrive. However, if your shares are held in the name of your broker, bank or other nominee, you must bring an account statement or letter from the nominee indicating that you were the beneficial owner of the shares on the record date.

QUORUM AND REQUIRED VOTES

HOW MANY VOTES ARE NEEDED TO HOLD THE MEETING?

         A majority of the outstanding votes as of the record date must be represented at the meeting in order to hold the meeting and conduct business. This is called a quorum.

         Shares are counted as present at the annual meeting if:

         o The stockholder is present and votes in person at the meeting, or

         o        The stockholder has properly submitted a proxy card, or

         o Under certain circumstances, the stockholder's broker votes the shares.

WHO WILL COUNT THE VOTE?

         Allis-Chalmers Energy Inc.'s transfer agent, Continental Stock Transfer and Trust Company, will tally the vote, which will be certified by an Inspector of Election.

IS MY VOTE CONFIDENTIAL?

         Allis-Chalmers Energy Inc. has a policy of vote confidentiality. Proxies, ballots and voting tabulations are available for examination only by the Inspector of Election and tabulators. Your vote cannot be disclosed to our board of directors or management except as may be required by law and in other limited circumstances.

HOW MANY VOTES MUST THE NOMINEES HAVE TO BE ELECTED?

         We use the phrase "for" vote to mean a vote for a director. Directors will be elected by a plurality of votes, meaning that the ten nominees who receive the greatest number of "for" votes in the election of directors will be elected.

HOW ARE PROXIES SOLICITED?

         Proxies may be solicited by mail, telephone, or other means by our officers, directors and other employees. No additional compensation will be paid to these individuals in connection with proxy solicitations. We will pay for distributing and soliciting proxies and will reimburse banks, brokers and other custodians their reasonable fees and expenses for forwarding proxy materials to stockholders.

WHO CAN HELP ANSWER MY QUESTIONS?

         If you would like additional copies of this proxy statement (which copies will be provided to you without charge) or if you have questions, including the procedures for voting your shares, you should contact:

                           Allis-Chalmers Energy Inc.
                         5075 Westheimer Road, Suite 890
                              Houston, Texas 77056
                                 (713) 369-0550
                        Attention: Theodore F. Pound III,
                                 General Counsel

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

         Our Bylaws provide that our board of directors shall consist of a number of directors determined by our board of directors but not less than three or more than 15. Currently, our board of directors has ten directors. Each of the nominees for election to the board of directors is currently a director of the Company. If elected at the annual meeting, each of the nominees will be elected to hold office until the next annual meeting of the stockholders and until his successor has been elected and takes office. Vacancies existing in our board of directors may be filled by a majority vote of the remaining directors.

         Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the annual meeting. The ten persons receiving the highest number of votes will be elected as directors. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as may be nominated by our board of directors. Each person nominated for election has agreed to serve if elected, and we have no reason to believe that any nominee will be unable to serve.

         Mr. Whitener has been designated as a nominee to be elected as director pursuant to the stockholders agreement described in "Principal Holders of Common Stock -- Stockholders Agreement." The parties to the stockholders agreement have agreed to vote for such nominee. The parties to the stockholder agreement control approximately 41% of the common stock entitled to vote at the annual meeting.

         Set forth below is biographical information for each person nominated.

NOMINEES FOR ELECTION FOR A ONE-YEAR TERM EXPIRING AT THE 2005 ANNUAL MEETING.

NAME                                    AGE                     DIRECTOR SINCE
----                                    ---                     --------------

Jeffrey R. Freedman                      58                        January 2005
Victor F. Germack                        65                        January 2005
David A. Groshoff                        33                        October 1999
Munawar H. Hidayatallah                  61                            May 2001
Thomas E. Kelly                          50                        January 2005
John E. McConnaughy, Jr.                 76                            May 2004
Jens H. Mortensen, Jr.                   52                       February 2003
Robert E. Nederlander                    72                            May 1989
Leonard Toboroff                         72                            May 1989
Thomas O. Whitener, Jr.                  58                       February 2002

Jeffrey R. Freedman was appointed to our board of directors in January 2005. Mr. Freedman served as our Executive Vice President - Corporate Development from March 2002 to December 2002. Since January 2003, Mr. Freedman has been involved in real estate development in South Florida. From 1994 through March 2002, Mr. Freedman was Managing Director - Oil Services and Equipment for Prudential Securities with responsibilities for institutional equity research of the largest oilfield services and contract drilling companies in the U.S. public markets. Mr. Freedman has been involved and held various positions with major institutional brokerage firms in equity research relating to the oil service sector over the last twenty years.

Victor F. Germack was appointed to our board of directors in January 2005. Mr. Germack has served since 1980 as President of Heritage Capital Corp., a company engaged in investment banking services. In addition, Mr. Germack formed, and since 2002 has been President of, RateFinancials Inc., a company that rates and ranks the financial reporting of U.S. public companies.

David A. Groshoff is Vice President of JPMorgan Investment Management, Inc. and Chief Compliance Officer of JPMorgan Investment Advisers' closed end high yield bond fund, the Pacholder High Yield Fund, Inc. Prior to joining JPMorgan (at that time Pacholder Associates, Inc.) in 1997, Mr. Groshoff worked in private legal practice in Cincinnati, Ohio. Mr. Groshoff serves on our Board on behalf of the Pension Benefit Guaranty Corporation, which has the right to designate one director for so long as it holds 117,020 shares of our common stock. Mr. Groshoff is also a member of the board of directors of Fansteel, Inc., a manufacturer of aerospace castings and engineered metal components.

Munawar H. Hidayatallah has served as our Chairman of the Board and Chief Executive Officer since May 2001, and was President from May 2001 through February 2003. Mr. Hidayatallah was Chief Executive Officer of OilQuip Rentals, Inc., which merged with us in May 2001, from its formation in February 2000 until the date of the merger. From December 1994 until August 1999, Mr. Hidayatallah was the Chief Financial Officer and a director of IRI International, Inc., which was acquired by National Oilwell, Inc. in early 2000. IRI International, Inc. manufactured, sold and rented oilfield equipment to the oilfield and natural gas exploration and production sectors. From August 1999 until February 2000, Mr. Hidayatallah worked as a consultant to IRI International, Inc. and Riddell Sports Inc.

Thomas E. Kelly was appointed to our board of directors in January 2005. Mr. Kelly was an owner and founder of Downhole Injection Systems, LLC, which we purchased in December 2004. Since 1997, Mr. Kelly has been the Chairman and CEO of United Fuel & Energy, the largest provider of fuel, lubricants and services in the Permian Basin of West Texas. Mr. Kelly is also a director of BPZ Energy, a Houston based exploration and production company with properties in Peru and Ecuador, and was Chief Executive Officer of BPZ Energy from September 2004 until May 2005. Mr. Kelly has been involved in oil and gas exploration projects since 1981, including Baytech, Inc., which he co-founded in 1981 and was involved in until it was sold in 2002. Mr. Kelly currently serves on the board of directors of United Fuel and Energy and BPZ Energy, which is a public company.

John E. McConnaughy, Jr. was appointed to our board of directors in May 2004. Mr. McConnaughy has served as Chairman and Chief Executive Officer of JEMC Corporation, a personal holding company, since he founded it in 1985. His career includes positions of management with Westinghouse Electric and the Singer Company, as well as service as a director of numerous public and private companies. In addition, he previously served as Chairman and Chief Executive Officer of Peabody International Corp. and Chairman and Chief Executive Officer of GEO International Corp. He retired from Peabody in February 1986 and GEO in October 1992. Mr. McConnaughy currently serves on the boards of Overhill Farms, Inc., Consumer Portfolio Services, Inc., Wave Systems Corp., Levcor International, Inc. and Positron Corporation. He also serves as Chairman of the Board of Trustees and Executive Committee of the Strang Cancer Prevention Center and as Chairman Emeritus for the Harlem School of the Arts. Mr. McConnaughy holds a B.A. in Economics from Denison University and an M.B.A. in Marketing and Finance from the Harvard Graduate School of Business Administration.

Jens H. Mortensen, Jr. has served as our director since November 2002 and as Vice-Chairman since February 2005 and served as our President and Chief Operating Officer from February 2003 through February 2005. Mr. Mortensen founded Jens', one of our subsidiaries, in 1982 after having spent eight years in operations and sales positions with a South Texas casing crew operator. Mr. Mortensen's experience includes extensive knowledge of specialized equipment utilized to install the various strings of casing required to drill and complete oil and gas wells.

Robert E. Nederlander has served as our director since May 1989. Mr. Nederlander served as our Chairman of the board of directors from May 1989 to 1993, and as our Vice Chairman of the board of directors from 1993 to 1996. Mr. Nederlander has been a Director of Cendant Corp. since December 1997 and Chairman of the Corporate Governance Committee of Cendant Corp. since 2002. Mr. Nederlander was a director of HFS, Inc. from July 1995 to December 1997. Since November 1981, Mr. Nederlander has been President and/or Director of the Nederlander Organization, Inc., owner and operator of legitimate theaters in New York City. Since December 1998, Mr. Nederlander has been a managing partner of the Nederlander Company, LLC, operator of legitimate theaters outside New York City. Mr. Nederlander was Chairman of the board of directors of Varsity Brands, Inc. (formerly Riddell Sports Inc.) from April 1988 to September 2003 and was the Chief Executive Officer of such corporation from 1988 through April 1, 1993. Mr. Nederlander has been a limited partner and a director of the New York Yankees since 1973. Mr. Nederlander has been President of Nederlander Television and Film Productions, Inc. since October 1985 and was Chairman of the Board and Chief Executive Officer of Mego Financial Corp. from January 1988 to January 2002. Mr. Nederlander was a director of Mego Mortgage Corp. from September 1996 until June 1998.

Leonard Toboroff has served as our director and Vice Chairman of the board of directors since May 1989 and served as our Executive Vice President from May 1989 until February 2002. Mr. Toboroff served as a director and Vice President of Varsity Brands, Inc. (formerly Riddell Sports Inc.) from April 1988 through October 2003, and is also a director of Engex Corp. Mr. Toboroff has been a practicing attorney continuously since 1961.

Thomas O. Whitener, Jr. has served as our director since February 1, 2002. Mr. Whitener is a founding partner of Energy Spectrum Capital and has been a partner since May 1996. Mr. Whitener has also served as a managing director of Energy Spectrum Securities Corp., a financial advisory firm for energy companies, since October 1997. Mr. Whitener has been financing companies in the energy industry since 1974. From 1987 to 1996, Mr. Whitener was an investment banker with R. Reid Investments Inc. and Dean Witter Reynolds.

See "Principal Holders of Common Stock" for a description of a stockholders agreement pursuant to which certain persons may be nominated and elected as directors.

MEETINGS OF OUR BOARD OF DIRECTORS; COMMITTEES

During the fiscal year ended December 31, 2004, our board of directors held six meetings. Our board of directors currently has three standing committees: the Audit Committee, the Nominating Committee and the Compensation Committee. The Audit Committee met eight times and the Compensation Committee met eight times during 2004. The Nominating Committee was established in 2005. No director attended less than 75% of the aggregate number of meetings of the Board of Directors and committees of the board of directors on which he or she served during 2004. Stockholders may communicate their views to our board of directors by writing to the board of directors or any individual director. Such communications should be sent care of our General Counsel, Theodore F. Pound, III, at 5075 Westheimer Road, Suite 890, Houston, Texas 77056. All communications will be provided to the directors to whom such communications are directed. It is not currently known which of our directors will be present at the annual meeting.

AUDIT COMMITTEE

We have an Audit Committee consisting of three directors, Mr. McConnaughy, who serves as Chairman, Mr. Groshoff and Mr. Germack. All of our directors are "independent" under the applicable American Stock Exchange and Securities and Exchange Commission rules regarding audit committee membership. The Board has determined that Mr. Germack qualifies as an "audit committee financial expert" under applicable Securities and Exchange Commission rules and regulations governing the composition of the Audit Committee.

The Audit Committee assists our board of directors in fulfilling its oversight responsibility by overseeing and evaluating (i) the conduct of our accounting and financial reporting process and the integrity of the financial statements that will be provided to stockholders and others; (ii) the functioning of our systems of internal accounting and financial controls; and (iii) the engagement, compensation, performance, qualifications and independence of our independent auditors.

The independent auditors have unrestricted access and report directly to the Audit Committee. The Audit Committee meets privately with, and has unrestricted access to, the independent auditors and all of our personnel. The Audit Committee has selected UHY Mann Frankfort Stein & Lipp CPAs, LLP as our independent auditors for the fiscal year ended December 31, 2005.

The Board adopted a written Audit Committee charter in March 2002 which was amended in May 2004. The charter is reviewed annually and revised as appropriate.

COMPENSATION COMMITTEE

The Compensation Committee consists of two independent, non-employee directors, who currently are Thomas E. Kelly and Thomas O. Whitener. The Compensation Committee met eight times during the fiscal year ended December 31, 2004. The general functions of the Compensation Committee includes making recommendations to our board of directors with respect to the compensation arrangements for senior management, directors and other key employees, including the administration of our 2003 Incentive Stock Plan. The Report of the Compensation Committee is included elsewhere in this proxy statement.

NOMINATING COMMITTEE

The Nominating Committee of our board of directors was established in January 2005 to select nominees for the board of directors. The Nominating Committee does not have a charter. The Nominating Committee consists of Mr. Nederlander, as Chairman, and Mr. Freedman, both of whom are independent as defined for such purpose by the American Stock Exchange. The Nominating Committee will utilize a variety of methods for identifying and evaluating nominees for directors. Candidates may come to the attention of the Nominating Committee through current board members, stockholders and other persons. The Company has no formal procedure pursuant to which stockholders may recommend nominees to our Board of Directors or Nominating Committee and the board of directors believes that the lack of a formal procedure will not hinder the consideration of qualified nominees. Any stockholder desiring to suggest a nominee or otherwise communicate with members of our Nominating Committee should contact our General Counsel, Theodore F. Pound III, at (713) 369-0550.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers, as well as beneficial owners of 10% or more of the Company's common stock, to file reports concerning their ownership of Company equity securities with the Securities and Exchange Commission and the Company. Based solely upon information provided to the Company by individual directors, executive officers and such beneficial owners, the Company believes that during the fiscal year ended December 31, 2004, all its directors, executive officers and beneficial owners of 10% or more of its common stock complied with the Section 16(a) filing requirements, except that director John E. McConnaughy Jr. filed a Form 4 that was due on December 1, 2004, two days late; director David A. Groshoff filed a Form 4 that was due on April 6, 2004 one day late and stockholder Energy Spectrum filed a Form 4 that was due on April 6, 2004 one day late.

CODE OF ETHICS

The Company has adopted a Code of Ethics applicable to all executive officers and directors of the Company and each of its subsidiaries, including the Company's principal executive officer, principal financial officer, principal accounting officer and controller, and persons performing similar functions. The purpose of the Code of Ethics is: (i) to deter wrongdoing; (ii) to promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships; (iii) to promote full, fair, accurate, timely, and understandable disclosure in reports and documents that we file with the Securities and Exchange Commission or otherwise communicate to the public; (iv) to promote compliance with applicable governmental laws, rules and regulations; (v) to promote prompt internal reporting of violations of the code to an appropriate person; and (vi) to promote accountability for adherence to the code.

The Company will provide a copy of the Code of Ethics without charge to any person upon request. Requests may be made to the Company's Chief Accounting Officer in writing to the Company's address shown on the first page of this report or by calling (713) 369-0550.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF EACH NAMED NOMINEE.


                                   PROPOSAL 2

                APPROVAL OF THE PROPOSAL TO INCREASE OUR AUTHORIZED
                        COMMON STOCK AND PREFERRED STOCK

         On May 25, 2005, our board of directors adopted, subject to stockholder approval at the annual meeting, a resolution approving an amendment to our Certificate of Incorporation to increase the authorized number of shares of our common stock from 20,000,000 shares to 100,000,000 shares and to increase our preferred stock from 10,000,000 shares to 25,000,000 shares. The amendment will become effective when the Certificate of Amendment to our Certificate of Incorporation is filed with the Secretary of State of the State of Delaware. We will file the Certificate of Amendment promptly after (and if) our stockholders approve the amendment. A copy of the Certificate of Amendment is attached to this proxy statement as Appendix A.

PURPOSE OF THE AMENDMENT

         We believe that there are significant opportunities for consolidation in our business. In the past several years we have made a number of acquisitions, in many cases utilizing shares of our common stock. We currently have outstanding 14,020,958 shares of common stock and options, warrants and other rights exercisable for an additional 4,263,198 shares of common stock. Therefore, we have authorized 1,715,844 unissued and unreserved shares of common stock. While we have not entered into any agreements or commitments for acquisitions that would require the issuance of shares of common stock, nor are there currently any discussions or negotiations relating to such an issuance, our acquisition strategy contemplates the use of our equity securities as consideration for acquisitions, and we are in the process of evaluating a number of potential acquisitions, one or more of which may ultimately involve the issuance of equity securities. In addition, we may effect private or public offerings of our securities to raise additional funds. We believe that the availability of additional shares may allow us to move quickly to take advantage of strategic opportunities or to obtain equity financing. However, we have no current plans to issue any common stock or preferred stock except as follows: On June 24, 2005, we filed a registration statement for an underwritten public offering of our common stock. We currently anticipate that approximately 4.3 million shares of our common stock will be offered for sale, including up to approximately 1.6 million shares to be sold by us and approximately 2.7 million to be sold by selling stockholders. This proxy statement shall not be deemed to constitute an offering of any shares.

         The Company's preferred stock is commonly referred to as "blank check" preferred stock because the stock would have such voting, dividend and conversion rights, and such other designations, preferences, participation and other special rights, and such qualifications, limitations or restrictions, as the board of directors may designate for each class or series issued from time to time.

         We cannot state the actual effect of the issuance of any shares of preferred stock upon the rights of holders of the common stock until the Board of Directors determines the specific rights of the holders of such preferred stock. However, the effects might include, among other things, restricting dividends on or repurchases of the common stock, diluting the voting power of the common stock, reducing the market price of the common stock, or impairing the liquidation rights of the common stock, in each case without further action by our stockholders. Holders of our common stock will not have preemptive rights with respect to the preferred stock unless otherwise determined by our Board of Directors.

         Both the common stock and the preferred stock would be available for issuance without further action by our stockholders, except as may be required by applicable law or pursuant to the requirements of the American Stock Exchange or such other exchange upon which such securities are then trading.

         The board of directors believes that the increase in the number of authorized shares of common stock and preferred stock is advisable and in the best interests of the Company and its stockholders for several reasons. The availability of increased numbers of shares of common stock and preferred stock will provide the board the maximum flexibility in structuring acquisitions, joint ventures, strategic alliances, capital-raising and other corporate transactions. The authorization and issuance of additional preferred stock would also afford the Company greater flexibility in responding to unsolicited acquisition proposals and hostile takeover bids. The issuance of preferred stock, in particular, could have the effect of making it more difficult, expensive or time consuming for a third party to acquire a majority of our outstanding voting stock or otherwise effect a change in control, and could ultimately increase the amount paid to our stockholders in connection with a change in control. We are not aware of any pending or threatened efforts to acquire control of the Company.

         The proposal to amend our Certificate of Incorporation will be adopted if a majority of the outstanding shares of common stock vote in favor of it. Abstentions and broker non-votes will be counted as present for purposes of determining if a quorum is present but will have the same effect as a negative vote on the proposal.

DESCRIPTION OF CAPITAL STOCK

         Our authorized capital stock consists of 20,000,000 shares of common stock, $0.01 par value per share and 10,000,000 shares of preferred stock, $0.01 par value per share. Our board has approved, subject to stockholder approval, an amendment to increase our authorized shares to 100 million shares of common stock and 25 million shares of preferred stock.

         The following summary of the rights, preferences and privileges of our capital stock and certificate of incorporation and by-laws does not purport to be complete and is qualified in its entirety by reference to the provisions of applicable law and to our certificate of incorporation and by-laws.

COMMON STOCK

         There were approximately 14,020,958 shares of our common stock outstanding as of June 2, 2005, Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Accordingly, holders of a majority of the shares of our common stock entitled to vote in any election of directors may elect all of the directors standing for election. Holders of our common stock are entitled to receive proportionately any dividends if and when such dividends are declared by our board of directors, subject to any preferential dividend rights of outstanding preferred stock. Upon the liquidation, dissolution or winding up of our Company, the holders of our common stock are entitled to receive ratably our net assets available after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock. Holders of our common stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

PREFERRED STOCK

         Under the terms of our certificate of incorporation, our board of directors is authorized to designate and issue shares of preferred stock in one or more series without stockholder approval. Our board of directors has discretion to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock upon the rights of holders of our common stock until the board of directors determines the specific rights of the holders of the preferred stock. However, these effects might include:

                 o    restricting dividends on the common stock;
                 o    diluting the voting power of the common stock;
                 o    impairing the liquidation rights of the common stock; and
                 o    delaying or preventing a change in control of our Company.

We have no present plans to authorize or issue any shares of preferred stock.


         OUR BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2.

                                    PROPOSAL 3

               APPROVAL OF AMENDMENT TO 2003 INCENTIVE STOCK PLAN

         The Allis-Chalmers Energy Inc. 2003 Incentive Stock Plan was approved by our stockholders on November 25, 2003. Under the plan, the following rights may be granted, which we refer to herein as benefits: (a) stock appreciation rights; (b) restricted stock; (c) performance awards; (d) incentive stock options; (e) nonqualified stock options; and (f) stock units. The purpose of the plan is to provide employees, directors and others providing services to us with an increased incentive to make significant and extraordinary contributions to our long-term performance and growth, to align the interest of participants with stockholders and to retain persons providing valuable services to us.

         We are the issuer of the securities offered pursuant to the plan. As of July 18, 2005, the closing sale price of the common stock on the American Stock Exchange was $6.11 per share. The plan is not subject to any provisions of the Employee Retirement Income Security Act of 1974 and is not qualified under
Section 401(a) of the Code.

         The plan currently authorizes us to grant options and other awards to purchase an aggregate of up to 2,400,000 shares of common stock, which may be authorized but unissued or treasury shares. At the recommendation of the Compensation Committee, our board of directors on May 25, 2005, unanimously adopted, subject to stockholder approval, and recommends that the stockholders approve, an amendment to increase the number of shares with respect to which options and other awards may be granted under the plan from 2,400,000 to the lesser of 3,000,000 shares or 15% of the number of shares of common stock outstanding from time to time, calculated on a fully-diluted basis, i.e., giving effect to the exercise and conversion of all outstanding warrants, options and other rights exercisable for or convertible into common stock.

         While we have no specific plans to issue additional options to our employees, our business strategy includes the acquisition of companies with strong management teams to whom we may grant options as part of an overall incentive compensation package. We may also grant additional options to employees of our existing businesses, including our executive officers. Therefore, the Compensation Committee of the board of directors and the board of directors believe that it is in our best interest and in the best interests of stockholders to authorize additional shares of common stock to be issued pursuant to the plan in order to allow us to continue to use stock options as a key component of compensation.

     THE MAJOR FEATURES OF THE PLAN ARE SUMMARIZED BELOW, BUT THIS IS ONLY A
      SUMMARY AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE ACTUAL
           TEXT OF THE PLAN, WHICH IS ATTACHED HERETO AS APPENDIX B.

PLAN ADMINISTRATOR

         The administrator of the plan is our Compensation Committee. Thomas O. Whitener has served as a member of the Compensation Committee since 2002. Thomas
E. Kelly has served on the Compensation Committee since January 2005. The authority to interpret and administer the plan, including the authority to select persons eligible to participate in the plan, to grant benefits in accordance with the plan, and to establish the timing, pricing, amount and other terms and conditions of such grants may be exercised by the administrator in its sole discretion.

SHARES RESERVED

         Subject to certain adjustment provisions relating to changes in capital stock, the maximum number of shares of our common stock that may be issued under the plan, as amended, may not exceed the lesser of 3,000,000 shares or 15% of the number of shares of common stock outstanding from time to time, calculated on a fully-diluted basis, i.e., giving effect to the exercise and conversion of all outstanding warrants, options and other rights exercisable for or convertible into common stock. Shares of our common stock underlying outstanding stock options, stock appreciation rights and performance awards will reduce the plan maximum while such stock options, stock appreciation rights and performance awards are outstanding or once such shares have been issued. Shares of our common stock underlying expired, canceled or forfeited stock options, stock appreciation rights and performance awards shall be added back to the plan maximum. Restricted stock issued pursuant to the plan will reduce the plan maximum while outstanding even while subject to restrictions. Shares of restricted stock shall be added to the plan maximum if such restricted stock is forfeited.

BENEFITS ISSUED UNDER THE PLAN

         To date, options to purchase 1,926,866 shares have been issued under the plan. We have no current plans to issue any options and cannot determine the amount of future benefits which will be granted to participants under the plan.

PARTICIPATION IN THE PLAN

         Participants in the plan will consist of such officers, key employees, directors and service providers of the Company or any subsidiary as the administrator in its sole discretion shall determine. The administrator will determine and fix the number of shares of stock with respect to which each participant may be granted stock options and other benefits and the number of shares of restricted stock which each participant may be awarded, except that no incentive option may be granted under the plan to any one participant if the aggregate fair market value of stock underlying incentive options which are exercisable for the first time by such participant during any calendar year under any plan maintained by the Company (or any parent or subsidiary corporation of the Company) exceeds $100,000. Each grant or award under the plan is to be evidenced by a written agreement, which will contain such provisions as may be approved by the Compensation Committee.

DESCRIPTION OF BENEFITS

         INCENTIVE STOCK OPTIONS. Incentive options are stock options to purchase shares of our common stock at not less than 100% (110% if the optionee owns stock possessing more than 10% of the combined voting power of all owners of our common stock) of the fair market value of the shares on the date the option is granted , subject to such terms and conditions set forth in an option agreement as may be established by the administrator in its sole discretion that conforms to the requirements of Section 422 of the Internal Revenue Code.

         NONQUALIFIED STOCK OPTIONS. Nonqualified options are stock options that do not conform to the requirements of Section 422 of the Internal Revenue Code. Nonqualified options will enable holders to purchase shares of our common stock at purchase prices established by the administrator on the date the options are granted, subject to such terms and conditions set forth in an option agreement as may be established by the administrator in its sole discretion.

         STOCK APPRECIATION RIGHTS. A stock appreciation right, referred to as a SAR, is the right to receive all or a portion of the difference between the fair market value of a share of our common stock at the time of exercise of the SAR and the exercise price of the SAR established by the administrator, subject to such terms and conditions set forth in a SAR agreement as may be established by the administrator in its sole discretion.

         RESTRICTED STOCK. Restricted stock is our common stock issued or transferred under the plan (other than upon exercise of stock options or as performance awards) at any purchase price less than the fair market value thereof on the date of issuance or transfer, or as a bonus, subject to such terms and conditions set forth in a restricted stock agreement as may be established by the administrator in its sole discretion.

         PERFORMANCE AWARDS. Performance awards are common stock, monetary units or some combination thereof, to be issued without any payment therefore, in the event that certain performance goals established by the administrator are achieved over a period of time designated by the administrator, but not in any event more than five years.

         STOCK UNITS. A Stock Unit represents the right to receive a share of our common stock at a designated time in the future, subject to such terms and conditions set forth in a stock unit agreement as may be established by the administrator in its sole discretion.

         We have not previously issued and have no current plan to issue nonqualified stock options, stock appreciation rights, restricted stock, performance awards or stock units.

GENERAL PROVISIONS OF AWARDS

         TERM; EXERCISE. No right will have a term in excess of ten years, and rights may become exercisable in one or more installments over a specified period of service measured from the grant date, and, as described below, will generally be forfeited if not excercised within a certain period of time following the date that the participant ceases to provide services to us. In the discretion of the administrator, the exercise price for options may be paid in cash or by delivery of shares of common stock then owned by the participant.

         TRANSFERABILITY. Benefits are generally neither transferable nor assignable by the optionee other than by will or by the laws of descent and distribution following an optionee's death, provided, however, that nonqualified options may be transferred to certain family members or entities in which the participant and the participant's family members own 80% of all interests.

         CESSATION OF SERVICE. In the discretion of the administrator, benefits may be conditioned upon the continuation of service for the Company, provided that, in the case of incentive options: (a) should a participant cease to remain in our service for any reason other than death or permanent disability, any unexercised incentive option held by the participant will terminate three (3) months following termination of employment; and (b) should a participant die or become permanently disabled, any unexercised incentive options will terminate twelve (12) months following the date of the participant's death or disability.

         ACCELERATION OF RIGHTS UPON CHANGE IN CONTROL. Our stock option agreements generally provide, and agreements for other benefits granted in the future may provide, that a benefit to the extent outstanding at the time of a change in control but not otherwise fully exercisable, will automatically accelerate so that such benefit will, immediately prior to the effective date of such change in control, become fully exercisable for all the shares of our common stock at the time subject to the benefit and may be exercised for any or all of those shares as fully vested shares. For this purpose, change in control is defined as:

                  (a) The acquisition by any individual, entity or group, or a Person (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) other than an excluded person (defined as any person who beneficially owned more than 10% of our outstanding shares at any time prior to March 6, 2003), of ownership of more than 50% of either: (i) the then outstanding shares of our Common Stock, referred to as our outstanding common stock; or (ii) the combined voting power of our then outstanding voting securities entitled to vote generally in the election of directors, referred to as our outstanding voting securities; or

                  (b) Individuals who, as of the date of approval of the plan by our board of directors, constitute our board of directors, referred to as the "incumbent board," cease for any reason to constitute at least a majority of our board of directors; provided, however, that any individual becoming a director whose election, or nomination for election by our stockholders, was approved by a vote of at least a majority of the directors then comprising the incumbent board shall be considered as though such individual were a member of the incumbent board, but excluding, as a member of the incumbent board, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Securities Exchange Act of 1934) or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than our board of directors; or

                  (c) Approval by our stockholders of a reorganization, merger or consolidation, in each case, unless, following such reorganization, merger or consolidation, (i) more than 50% of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding common stock and outstanding voting securities immediately prior to such reorganization, merger or consolidation, in substantially the same proportions as their ownership, immediately prior to such reorganization, merger or consolidation, as the case may be, or at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the incumbent board at the time of the execution of the initial agreement providing for such reorganization, merger or consolidation; or

                  (d) Approval by our stockholders of (i) our complete liquidation or dissolution or (ii) the sale or other disposition of all or substantially of our assets, other than to a corporation, with respect to which following such sale or other disposition, (A) more than 50% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election for directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding common stock and outstanding voting securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the outstanding common stock and outstanding voting securities, as the case may be; or (B) at least a majority of the members of the board of directors of such corporation were members of the incumbent board at the time of the execution of the initial agreement or action of the board of directors providing for such sale or other disposition of assets.

DIRECTORS' FEES

         The plan specifically authorizes the administrator to grant benefits to directors as compensation for services as directors, including grants to directors who are members of our Compensation Committee or otherwise acting as the administrator.

ADJUSTMENTS IN CERTAIN EVENTS

         The number of shares subject to each outstanding stock option or stock appreciation right or restricted stock award, the option price with respect to outstanding stock options, the grant value with respect to outstanding stock appreciation rights and the aggregate number of shares remaining available under the plan will be subject to adjustment by the administrator to reflect events such as stock dividends, stock splits, recapitalizations, mergers, consolidations or reorganizations of or by us. We effected a one-to-five reverse stock split on June 10, 2004. As a result, the number of shares authorized to be issued pursuant to the plan and the number of shares subject to each outstanding option were each reduced to one-fifth of the number of shares prior to the reverse stock split, and the exercise price of each outstanding option was increased to a price equal to five times the exercise price in effect prior to the reverse stock split.

AMENDMENT OR TERMINATION OF THE PLAN

         Our board of directors may terminate or amend the plan at any time, provided that our board of directors may not, without stockholder approval, amend the plan so as to increase the maximum number of shares in the aggregate which are subject to the plan, change the class of persons eligible to be participants under the plan or materially increase the rights accruing to participants under the plan, and our board of directors may not, without the consent of the holder of a benefit, reduce or impair any benefit previously granted or awarded under the plan.

         Unless sooner terminated by our board of directors, the plan will terminate on February 25, 2013. Termination of the plan will not affect the validity or expiration date of any then outstanding benefit.

EXERCISE; WITHHOLDING PAYMENTS

         The administrator shall specify in its grants of stock options or other benefits the time or times at which benefits will be exercisable. At the time of exercise of any stock option granted pursuant to the plan, the participant must pay the full option price of all shares purchased in cash or, with the consent of the administrator, in common stock.

         We may become obligated to pay amounts for income tax withholding upon the exercise of a nonqualified option or stock appreciation right, or upon the award of restricted stock or the expiration of restrictions applicable to restricted stock, or upon a disqualifying disposition of shares acquired upon exercise of an incentive option. In such event, we may defer making payment or delivery of any benefit until the participant has made an acceptable arrangement with respect to such obligation. With the consent of the administrator, a participant may satisfy such withholding obligations by electing to reduce the number of shares of common stock deliverable to the participant upon exercise of a stock option or stock appreciation right or award of restricted stock.

SEQUENTIAL EXERCISE

         Successive stock options and stock appreciation rights may be granted to the same participant, whether or not any stock option or stock appreciation right previously granted to such participant remains unexercised. A stock option or stock appreciation right may be exercised even though stock options and stock appreciation rights previously granted to such participant remain unexercised.

ACCOUNTING

         Option grants made to officers and other employees under the Plan having a fixed exercise price that is at least equal to the fair market value of the underlying stock on the date of grant and giving the holder a right to purchase a fixed number of shares will not result under current accounting rules in any direct charge to our reported earnings. However, the fair market value of those awards is required to be disclosed in the notes to our financial statements, and we must also disclose in our financial statement notes the pro forma impact those awards would have upon our reported earnings and earnings per share if the fair value of those awards at the time of grant were treated as a compensation expense over the life of the option. In December 2004, the FASB issued SFAS No. 123R, SHARE-BASED PAYMENT (SFAS 123R). SFAS 123R revises SFAS No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION, and focuses on accounting for share-based payments for services by employer to employee. The statement requires companies to expense the fair value of employee stock options and other equity-based compensation. The statement does not require a certain type of valuation model and either a binomial or Black-Scholes model may be used. Under the current rules, we will be required to prepare financial statements in accordance with the provisions of SFAS 123R beginning in the first quarter of 2006. We are currently evaluating the method of adoption and the impact on our operating results. Our future cash flows will not be impacted by the adoption of this standard.

FEDERAL INCOME TAX CONSEQUENCES

         The rules governing the tax treatment of stock options, stock appreciation rights, restricted stock and shares acquired upon the exercise of stock options and stock appreciation rights are quite technical. Therefore, the description of federal income tax consequences set forth below is necessarily general in nature and does not purport to be complete. Moreover, the statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances. Finally, the tax consequences under applicable state and local income tax laws may not be the same as under the federal income tax laws.

         INCENTIVE OPTIONS. Incentive options granted pursuant to the plan are intended to qualify as incentive stock options within the meaning of Section 422A of the Code. If the participant makes no disposition of the shares acquired pursuant to exercise of an incentive option within one year after the transfer of shares to such participant and within two years from grant of the option, such participant will realize no taxable income as a result of the grant or exercise of such option, and any gain or loss that is subsequently realized may be treated as long-term capital gain or loss, as the case may be. Under these circumstances, we will not be entitled to a deduction for federal income tax purposes with respect to either the issuance of the incentive options or the issuance of shares upon their exercise.

         If shares acquired upon exercise of incentive options are disposed of prior to the expiration of the above time periods, the participant will recognize ordinary income in the year in which the disqualifying disposition occurs, the amount of which will generally be the lesser of (i) the excess of the market value of the shares on the date of exercise over the option price, or
(ii) the gain recognized on such disposition. Such amount will ordinarily be deductible by us for federal income tax purposes in the same year, provided that the amount constitutes reasonable compensation and that we satisfy certain federal income tax withholding requirements. In addition, the excess, if any, of the amount realized on a disqualifying disposition over the market value of the shares on the date of exercise will be treated as capital gain.

         NONQUALIFIED OPTIONS. A participant who acquires shares by exercise of a nonqualified option generally realizes as taxable ordinary income, at the time of exercise, the difference between the exercise price and the fair market value of the shares on the date of exercise. Such amount will ordinarily be deductible by us in the same year, provided that the amount constitutes reasonable compensation and that we satisfy certain federal income tax withholding requirements. Subsequent appreciation or decline in the value of the shares on the sale or other disposition of the shares will generally be treated as capital gain or loss.

         STOCK APPRECIATION RIGHTS. A participant generally will recognize ordinary income upon the exercise of a stock appreciation right in an amount equal to the amount of cash received and the fair market value of any securities received at the time of exercise, plus the amount of any taxes withheld. Such amount will ordinarily be deductible by us in the same year, provided that the amount constitutes reasonable compensation and that we satisfy certain federal income tax withholding requirements.

         RESTRICTED STOCK. A participant granted shares of restricted stock under the plan is not required to include the value of such shares in ordinary income until the first time such participant's rights in the shares are transferable or are not subject to substantial risk of forfeiture, whichever occurs earlier, unless such participant timely files an election under Section 83(b) of the Code to be taxed on the receipt of the shares. In either case, the amount of such income will be equal to the excess of the fair market value of the stock at the time the income is recognized over the amount (if any) paid for the stock. We will ordinarily be entitled to a deduction, in the amount of the ordinary income recognized by the participant, for our taxable year in which the participant recognizes such income, provided that the amount constitutes reasonable compensation and that we satisfy certain federal income tax withholding requirements.

         Approval of the amendment to the plan requires the affirmative vote of a majority of those present, in person or represented by proxy, and entitled to vote at the annual meeting. Abstentions are not affirmative votes and, therefore, will have the same effect as a vote against the proposal. Broker non-votes will not be treated as entitled to vote on the matter and thus, will not affect the outcome of the voting on the proposal.

        OUR BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 3.


                                   PROPOSAL 4

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

         The Audit Committee of our board of directors has appointed UHY Mann Frankfort Stein & Lipp CPAs, LLP as our independent public accountants to audit our financial statements for the fiscal year ending December 31, 2005, and has further directed that management submit the selection of independent public accountants for ratification by the stockholders at the annual meeting. UHY Mann Frankfort Stein & Lipp CPAs, LLP acted as our independent public accountants and audited our financial statements for the year ended December 31, 2004. The Audit Committee chose UHY Mann Frankfort Stein & Lipp CPAs, LLP to act as our independent public accountants because the Audit Committee believes that UHY Mann Frankfort Stein & Lipp CPAs, LLP has significant resources and significant expertise in the oil and gas service industry. Representatives of UHY Mann Frankfort Stein & Lipp CPAs, LLP are expected to be present at the annual meeting and will have the opportunity to make a statement if they desire to do so. They will also be available to answer questions regarding our financial statements and operations. UHY Mann Frankfort Stein & Lipp CPAs, LLP has represented to us that it is independent with respect to the Company within the meaning of the published rules and regulations of the Securities and Exchange Commission.

CHANGE IN PRINCIPAL ACCOUNTANT

         On October 5, 2004, our Audit Committee dismissed Gordon, Hughes & Banks, LLP as our independent public accountants and engaged UHY Mann Frankfort Stein & Lipp CPAs, LLP as our independent public accountants to review our financial statements beginning with the quarter ending September 30, 2004, and to audit our financial statement for the year ending December 31, 2004.

         Gordon, Hughes & Banks, LLP acted as our independent public accountants and audited our financial statements for the years ended December 31, 2003 and 2002. The reports of Gordon, Hughes & Banks, LLP on our financial statements for the past two fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle except as follows: in its Independent Auditor's Report dated March 4, 2003, relating to our financial statements for the year ended December 31, 2002, Gordon, Hughes & Banks, LLP qualified its opinion on our financial statements with the assumption that we would continue as a going concern. The basis for the "going concern" exception was our potential inability to refinance our bank debt which totaled approximately $14.2 million on March 31, 2003, and was subject to repayment on June 30, 2003. We refinanced this debt prior to June 30, 2003.

         During our two most recent fiscal years and through the date hereof, there have been no disagreements with Gordon, Hughes & Banks, LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Gordon, Hughes & Banks, LLP, would have caused it to make reference to the subject matter of the disagreement in connection with its report.

         During our two most recent fiscal years and through the date hereof, there have been no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)).

         Gordon, Hughes & Banks, LLP has indicated to us that it concurs with the foregoing statements as they relate to Gordon, Hughes & Banks, LLP and has furnished a letter to the Securities and Exchange Commission to this effect. A copy of this letter is attached as an exhibit to the Form 8-K we filed with the Securities and Exchange Commission on October 6, 2004, relating to the appointment of UHY Mann Frankfort Stein & Lipp CPAs, LLP as our independent public accountants. During our two most recent fiscal years and through the date we engaged UHY Mann Frankfort Stein & Lipp CPAs, LLP, we did not consult UHY Mann Frankfort Stein & Lipp CPAs, LLP regarding: (i) the application of accounting principles to a specified transaction (completed or proposed); (ii) the type of audit opinion that might be rendered on our financial statements; or
(iii) any matter that was either the subject of a disagreement as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions or a reportable event as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

PRINCIPAL ACCOUNTING FEES AND SERVICES.

         The following table shows the aggregate fees we paid for services performed in 2003 and 2004 to our independent accountant, Gordon, Hughes & Banks, LLP, and to UHY Mann Frankfort Stein & Lipp CPAs, LLP, which became our independent auditor in October 2004:


         DESCRIPTION OF FEES TO
         GORDON HUGHES BANK, LLP                 2004             2003
         -----------------------               -------          -------
            Audit Fees (1)                     $     0          $79,081
            Audit Related Fees (2)             $     0          $ 6,545
            Tax Fees                           $     0          $     0
            All Other Fees (4)                 $58,754          $     0


         UHY MANN FRANKFORT STEIN & LIPP CPAS, LLP
         -----------------------------------------
            Audit Fees (1)                     $204,453         $     0
            Audit Related Fees                 $      0         $     0
            Tax Fees (3)                       $ 15,028         $ 2,928
            All Other Fees (4)                 $ 14,000         $     0


(1) Includes fees paid for audit of our annual financial statements and reviews of the related quarterly financial statements. 100% of these services and fees were pre-approved by our Audit Committee.

(2) Includes fees paid for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under "Audit Fees." These services include issuance of consents and other accounting and reporting consultations. 100% of these services and fees were pre-approved by our Audit Committee.

(3) Includes tax planning and tax return preparation fees. These services were not pre-approved by our Audit Committee.

(4) Includes fees related to the review and issuance of consents related to our registration statement on Form S-1 which was declared effective by the Securities and Exchange Commission on March 8, 2005. These services were pre-approved by our Audit Committee.

         PRE-APPROVAL POLICIES AND PROCEDURES The Company adopted a policy that the Audit Committee must approve in advance all audit and non-audit services provided by the Company's independent accounts. All of the audit and audit-related services, and the fees therefor, provided by Gordon, Hughes & Banks, LLP and UHY Mann Frankfort Stein & Lipp CPAs, LLP in 2003 and 2004 were pre-approved by the Audit Committee, except that tax fees paid to UHY Mann Frankfort Stein & Lipp CPAs, LLP prior to their being engaged as our independent public accountants were not pre-approved by our Audit Committee.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

         The Audit Committee is responsible for overseeing the Company's financial reporting process, reviewing the financial information that will be provided to stockholders and others, monitoring internal accounting controls, selecting our independent auditors and providing to our board of directors such additional information and materials as we may deem necessary to make our board of directors aware of significant financial matters. We operate under a written Audit Committee Charter adopted by our board of directors in March 2002 and revised in May 2004.

         We have reviewed and discussed the audited financial statements of the Company for the fiscal year ended December 31, 2004 with management and UHY Mann Frankfort Stein & Lipp CPAs, LLP, our independent auditor for the fiscal year ended December 31, 2004. In addition, we have discussed with UHY Mann Frankfort Stein & Lipp CPAs, LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committee). We also have received the written disclosures and the letter from UHY Mann Frankfort Stein & Lipp CPAs, LLP, as required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and we have discussed the independence of UHY Mann Frankfort Stein & Lipp CPAs, LLP with that firm. We also have considered the non-audit services provided by UHY Mann Frankfort Stein & Lipp CPAs, LLP prior to 2004 and determined that the services provided are compatible with maintaining their independence.

         We, the members of the Audit Committee, are not professionally engaged in the practice of auditing or accounting nor are we experts in the fields of accounting or auditing, including determination of auditor independence. We rely, without independent verification, on the information provided to us and on the representations made by management and the independent auditors. Accordingly, our oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, our considerations and discussions referred to above do not assure that the audit of our financial statements has been carried out in accordance with auditing standards generally accepted in the United States of America, or that the financial statements are presented in accordance with accounting principles generally accepted in the United States of America.

         Based upon the discussions referred to above, the Audit Committee recommended to the board of directors that our audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2004.


                           RESPECTFULLY SUBMITTED BY:

                         MEMBERS OF THE AUDIT COMMITTEE
                            OF THE BOARD OF DIRECTORS

                            John E. McConnaughy, Jr.
                                David A. Groshoff
                                Victor F. Germack



                       PRINCIPAL HOLDERS OF COMMON STOCK

         The following table sets forth certain information known to us with respect to the beneficial ownership of our common stock as of July 20, 2005, calculated in accordance with the rules of the Securities and Exchange Commission, by (i) all persons known to beneficially own five percent or more of the our common stock, (ii) each director, (iii) the named executive officers and
(iv) all current directors and executive officers as a group. Beneficial ownership is calculated in accordance with the rules of the Securities and Exchange Commission; accordingly, each party to the stockholders agreement described below beneficially owns all 7,343,005 shares of common stock owned collectively by the parties to all stockholders agreement.

                                                                      Beneficial
                                                 Number of Shares     Ownership
                                                 Beneficially Owned   Percentage
                                                 ------------------   ----------

Energy Spectrum Partners LP (1)                      7,343,005            47.1%
Munawar H. Hidayatallah  (2)                         7,343,005            47.1%
Robert E. Nederlander (3)                            7,343,005            47.1%
Leonard Toboroff  (4)                                7,343,005            47.1%
Thomas O. Whitener, Jr. (1)                          7,343,005            47.1%
Jeffrey R. Freedman (5)                                 98,000               *%
David Groshoff (6)                                       4,000               *%
Thomas E. Kelly (7)                                     94,201               *%
Jens H. Mortensen, Jr. (8)                           7,343,005            47.1%
John E. McConnaughy, Jr. (9)                           300,000             2.3%
David Wilde (10)                                       175,000                *
Todd C. Seward (11)                                     20,000                *
All directors and executive officers as a group      8,183,873            51.0%
  (15 persons) (12)
Palo Alto Investors (13)                             1,666,667            11.9%
Steve Emerson (14)                                   1,174,000             8.4%
Christopher Engel (15)                               7,343,005             1.9%
Donald Engel (16)                                    7,343,005             1.5%

* less than one percent
-----------

(1) Energy Spectrum includes Energy Spectrum Partners LP, a Delaware limited partnership, the principal business of which is investments, Energy Spectrum Capital LP, a Delaware limited partnership, the principal business of which is serving as the general partner of Energy Spectrum Partners LP, Energy Spectrum LLC, a Texas limited liability company, the principal business of which is serving as the general partner of Energy Spectrum Capital, and Sidney L. Tassin, James W. Spann, James P. Benson, Leland B. White and Thomas O. Whitener, Jr., executives and principals of the foregoing persons. The principal business address of each of the foregoing persons is 5956 Sherry Lane, Suite 900, Dallas, Texas 75225. Messrs. Tassin, Spann, Benson, White and Whitener are the members and managers of Energy Spectrum LLC, and Messrs. Tassin (President), Whitener (Chief Operating Officer) and Spann (Chief Investment Officer) are executive officers of Energy Spectrum LLC. Messrs. Whitener and Spann are principals of Energy Spectrum Partners LP's affiliates and the other persons listed above are also deemed to beneficially own the securities held of record by Energy Spectrum Partners LP. Energy Spectrum Partners LP is the record owner of 2,311,062 shares of our common stock, warrants to purchase 262,500 shares of common stock, and an option to purchase 6,000 shares of common stock. Energy Spectrum is also deemed to beneficially own 4,763,443 shares of common stock that are owned by (or that may be obtained within 60 days upon the exercise of options and warrants held
by) the other parties to the stockholders agreement described below. Under the rules of the Securities and Exchange Commission, all parties to the stockholders agreement may be deemed to beneficially own all common stock beneficially owned by each party to the stockholders agreement.

(2) Mr. Hidayatallah is the trustee of the Hidayatallah Family Trust, which is the record owner of 845,000 shares of our common stock, and Mr. Hidayatallah holds options to purchase 1,000,000 shares of common stock, of which options to purchase 466,667 shares are exercisable within 60 days. In addition, Mr. Hidayatallah is deemed to beneficially own 6,031,338 shares of common stock that are owned by (or may be obtained within 60 days upon the exercise of options and warrants held by) the other parties to the stockholders agreement described below. Mr. Hidayatallah's address is 5075 Westheimer, Suite 890, Houston, TX 77056.

(3) Includes (a) 446,528 shares of common stock owned directly by Mr. Nederlander or by RER Corp. or QEN Corp., corporations controlled by Mr. Nederlander, (b) currently exercisable options and warrants to purchase 269,066 shares of common stock owned directly by Mr. Nederlander or RER Corp., and (c) 6,627,411 shares of common stock that are owned by (or may be obtained within 60 days upon the exercise of options and warrants held by) the other parties to the stockholders agreement described below. Mr. Nederlander's address is 1450 Broadway, Suite 2001, New York, NY 10018.

(4) Includes (a) 326,527 shares of common stock owned directly by Mr. Toboroff or Lenny Corp., a corporation wholly-owned by Mr. Toboroff, (b) currently exercisable options and warrants to purchase 369,066 shares of common stock owned directly by Mr. Toboroff, and (c) 6,647,412 shares of common stock that are owned by (or may be obtained within 60 days upon the exercise of options and warrants held by) the other parties to the stockholders agreement described below. Mr. Toboroff's address is 1450 Broadway, Suite 2001, New York, NY 10018.

(5) Includes 16,000 shares that may be issued upon the exercise of warrants owned by Mr. Freedman. Mr. Freedman's address is 123 Via Verde Way, Palm Beach, FL 33418.

(6) Includes 2,000 shares of common stock and currently exercisable options to purchase 2,000 shares of common stock owned by Mr. Groshoff. Mr. Groshoff's address is 8044 Montgomery Rd., Suite 480, Cincinnati, OH 45236.

(7) Mr. Kelly's address is 450 North Marienfield, Suite 200, Midland, TX 79701.

(8) Includes (a) 1,565,591 shares of common stock owned of record by Mr. Mortensen, (b) options to purchase 100,000 shares of common stock, of which options to purchase 66,667 shares are exercisable within 60 days, and (c) 5,775,747 shares of common stock that are owned by (or may be obtained within 60 days upon the exercise of options and warrants held by) the other parties to the stockholders agreement described below. Mr. Mortensen's address is 5075 Westheimer, Suite 890, Houston, TX 77056.

(9) Includes 300,000 shares of common stock owned by Mr. McConnaughy. Mr. McConnaughy's address is 2 Parklands Drive, Darien, CT 06820.

(10) Includes 5,000 shares of common stock owned by Mr. Wilde and 170,000 shares of common stock which may be obtained upon exercise of options granted under our 2003 Incentive Stock Plan. Mr. Wilde's address is 5075 Westheimer, Suite 890, Houston, TX 77056.

(11) Includes 20,000 shares of common stock which may be obtained upon exercise of an option granted under our 2003 Incentive Stock Plan. Mr. Seward's' address is 5075 Westheimer, Suite 890, Houston, TX 77056.

(12) Includes the shares described in Notes (1) through (11).

(13) Consists of 920,000 shares, 666,667 shares and 80,000 shares owned by Micro Cap Partners, L.P., UBTI Free, L.P. and Palo Alto Global Energy Fund, L.P., respectively. Palo Alto Investors, LLC acts as the general partner of Micro Cap Partners, L.P., UBTI Free, L.P. and Palo Alto Global Energy Fund, L.P. Palo Alto Investors, Inc. is the manager of Palo Alto Investors, LLC, and William L. Edwards is the President of Palo Alto Investors, Inc. Palo Alto Investors, LLC, Palo Alto Investors, Inc. and William L. Edwards each have investment and voting authority with respect to the shares owned by this stockholder. The business address for each of theses persons is 470 University Avenue, Palo Alto, CA 94301.

(14) Consists of 528,000 shares, 400,000 shares and 50,000 shares owned by J. Steven Emerson IRA RO II, Bear Stearns Securities Corporation, Custodian, J. Steven Emerson Roth IRA, Bear Stearns Securities Corporation, Custodian and Emerson Partners, Bear Stearns Securities Corporation, Custodian, respectively.
J. Steven Emerson has investment and voting authority with respect to the shares owned by J. Steven Emerson IRA RO II, Bear Stearns Securities Corporation, Custodian, J. Steven Emerson Roth IRA, Bear Stearns Securities Corporation, Custodian and Emerson Partners, Bear Stearns Securities Corporation, Custodian. Mr. Emerson's business address is 1522 Ensley Avenue, Los Angeles, CA 90024.

(15) Shares include (i) 77,461 shares owned by this stockholder, (ii) 99,950 shares which may be issued upon the exercise of warrants owned by this stockholder, (iii) 36,251 shares owned by the Engel Defined Benefit Plan and
(iv) 46,776 shares which may be issued upon the exercise of warrants owned by the Engel Defined Benefit Plan. Christopher Engel exercises investment and voting authority with respect to securities owned by Engel Defined Benefit Plan. Shares listed as beneficially owned include 7,082,567 shares owned by (or that may be obtained within 60 days upon the exercise of options and warrants held
by) the other parties to the stockholders agreement.

(16) Shares owned directly include 92,953 shares owned by this stockholder and 119,940 shares which may be issued upon the exercise of warrants owned by this stockholder. Shares listed as beneficially owned include 7,165,594 shares owned by (or that may be obtained within 60 days upon the exercise of options and warrants held by) the other parties to the stockholders agreement.


STOCKHOLDERS AGREEMENT

In connection with our April 2004 private placement and the exchange by Energy Spectrum of its preferred stock for common stock, we entered into a stockholders agreement with Christopher Engel; Donald Engel; the Engel Investors Defined Benefit Plan; RER Corp., a corporation wholly-owned by director Robert Nederlander; Leonard Toboroff, a director; Energy Spectrum; Jens H. Mortensen, Jr., President of Jens' and a director; and Munawar H. Hidayatallah, our Chief Executive Officer and Chairman. All parties to the Stockholders Agreement are deemed to be a group and each party is deemed to beneficially own all common stock beneficially owned by each member of the group.

The stockholders agreement requires the parties to vote for the election to the board of directors three persons nominated by Energy Spectrum, two persons nominated by the investors in the April 2004 private placement and one person nominated by Messrs. Hidayatallah and Mortensen. The stockholders agreement also provides that in the event we have not completed a public offering of its shares prior to September 30, 2005, then, at the request of Energy Spectrum, we will retain an investment banking firm to identify candidates for a transaction involving the sale of us or its assets.

In December 2004, two directors appointed by Energy Spectrum resigned and Energy Spectrum verbally agreed to amend the stockholders agreement to provide that Energy Spectrum will designate only one nominee to the board of directors unless and until it provides further notice to the Company. In addition, Energy Spectrum verbally agreed to amend the stockholders agreement to eliminate the requirement to retain an investment banking firm to identify candidates for a sale of the Company.

                    INFORMATION REGARDING EXECUTIVE OFFICERS

The names of our current executive officers, and certain information about them, are set forth below. Except as set forth in the written employment agreements described below, our officers serve at the will of our board of directors.

NAME                           AGE      POSITION

Munawar H. Hidayatallah        61       Munawar H. Hidayatallah has served as
                                        our Chairman of the Board and Chief
                                        Executive Officer since May 2001, and
                                        was President from May 2001 through
                                        February 2003. Mr. Hidayatallah was
                                        Chief Executive Officer of OilQuip
                                        Rentals, Inc., which merged with us in
                                        May 2001, from its formation in February
                                        2000 until the date of the merger. From
                                        December 1994 until August 1999, Mr.
                                        Hidayatallah was the Chief Financial
                                        Officer and a director of IRI
                                        International, Inc., which was acquired
                                        by National Oilwell, Inc. in early 2000.
                                        IRI International, Inc. manufactured,
                                        sold and rented oilfield equipment to
                                        the oilfield and natural gas exploration and production companies. From August
                                        1999 until February 2000, Mr.
                                        Hidayatallah worked as a consultant to
                                        IRI International, Inc. and Riddell
                                        Sports Inc.

Jens H. Mortensen              52       Jens H. Mortensen, Jr. has served as our
                                        director since November 2002 and as
                                        Vice-Chairman since February 2005 and
                                        served as our President and Chief
                                        Operating Officer from February 2003
                                        until February 2005. Mr. Mortensen
                                        founded Jens', one of our subsidiaries,
                                        in 1982 after having spent eight years
                                        in operations and sales positions with a South Texas casing crew operator. Mr.
                                        Mortensen's experience includes
                                        extensive knowledge of specialized
                                        equipment utilized to install the
                                        various strings of casing required to
                                        drill and complete oil and gas wells.

DavidWilde                     50       David Wilde became our President and
                                        Chief Operating Officer in February
                                        2005. Mr. Wilde was President and Chief
                                        Executive Officer of Strata from October
                                        2003 through February 2005 and served as Strata's President and Chief Operating
                                        Officer from July 2003 until October
                                        2003. From February 2002 until July
                                        2003, Mr. Wilde was our Executive Vice
                                        President of Sales and Marketing. From
                                        May 1999 until February 2002, Mr. Wilde
                                        served as Sales and Operations Manager
                                        at Strata. Mr. Wilde has more than 30
                                        years' experience in the directional
                                        drilling and rental tool sectors of the
                                        oil service industry.

Victor M. Perez                52       Victor M. Perez became our Chief
                                        Financial Officer in August 2004. From
                                        July 2003 to July 2004, Mr. Perez was a
                                        private consultant engaged in corporate
                                        and international finance advisory. From
                                        February 1995 to June 2003, Mr. Perez
                                        was Vice President and Chief Financial
                                        Officer of Trico Marine Services, Inc.,
                                        a marine transportation company serving
                                        the offshore energy industry. Mr. Perez
                                        was Vice President of Corporate Finance
                                        with Offshore Pipelines, Inc., an
                                        oilfield marine construction company,
                                        from October 1990 to January 1995 when
                                        that company merged with a subsidiary of McDermott International. Mr. Perez also has 15 years' experience in international energy banking. Mr. Perez is a director of Safeguard Security
                                        Holdings.

Bruce Sauers                   41       Bruce Sauers has served as our Vice
                                        President and Chief Accounting Officer
                                        since July 2005. From July 2004 until
                                        July 2005, Mr. Sauers served as a
                                        consultant performing controller
                                        services for a number of companies
                                        including a publicly held oil and gas
                                        service company. From July 2003 until
                                        June 2004, Mr. Sauers served as
                                        controller for HMT, Inc., which provides products and services for above-ground storage tanks. From February 2003 until July 2003, Mr. Sauers served as assistant controller at Todco, which provides offshore oil and gas services.
                                        From August 2002 until January 2003, Mr.
                                        Sauers acted as a consultant preparing
                                        filings with the Securities and Exchange
                                        Commission. From December 2001 through
                                        June 2002, Mr. Sauers was corporate
                                        controller at OSCA, Inc., an
                                        international oil and gas service
                                        company, and from December 1996 until
                                        December 2001 was a corporate controller at UTI Energy Corp., which provided services to oil and gas exploration companies.

Todd C. Seward                 43       Todd C. Seward has served as our Chief
                                        Accounting Officer since September 2002
                                        and from October 2001 through September
                                        2002 served as our Corporate Controller.
                                        Mr. Seward served as secretary from May
                                        2004 through January 2005. From February
                                        2000 to October 2001, Mr. Seward was an
                                        Executive Accounting Consultant where he served as a Regional Controller for Cemex, the world's third largest cement company. From February 1997 until
                                        February 2000, Mr. Seward served as
                                        Director of Finance for APS Holdings,
                                        Inc., a $750 million consumer branded
                                        auto parts distributor and reseller. Mr.
                                        Seward has 20 years of experience in all aspects of accounting, financial and treasury management.

Alya Hidayatallah              30       Alya Hidayatallah became our Vice
                                        President in April 2005. From February
                                        2000 until April 2004 Ms. Hidayatallah
                                        was a Financial Analyst and Senior
                                        Financial Analyst in the Financial
                                        Restructuring Group of Houlihan Lokey
                                        Howard & Zuken. Ms. Hidayatallah has a
                                        degree in Business Economics from the
                                        University of California at Los Angeles
                                        awarded in 1997. Ms. Hidayatallah is Mr.
                                        Hidayatallah's daughter.

Terrence P. Keane              52       Terrence P. Keane has served as
                                        President and Chief Executive Officer of our AirComp, LLC subsidiary since its formation on July 1, 2003, and served as a consultant to M-I, LLC in the area of compressed air drilling from July 2002 until June 2003. From March 1999 until
                                        June 2002, Mr. Keane served as Vice
                                        President and General Manager -
                                        Exploration, Production and Processing
                                        Services for Gas Technology Institute
                                        where Mr. Keane was responsible for all
                                        sales, marketing, operations and
                                        research and development of the
                                        exploration, production and processing
                                        business unit. For more than ten years
                                        prior to joining the Gas Technology
                                        Institute, Mr. Keane had various
                                        positions with Smith International,
                                        Inc., Houston, Texas, most recently in
                                        the position of Vice President Worldwide
                                        Operations and Sales for Smith Tool.

David K. Bryan                 47       David K. Bryan has served as President
                                        and Chief Executive Officer of Strata
                                        since February 2005. Mr. Bryan served as
                                        Vice President of Strata from June 2002
                                        until February 2005. From February 2002
                                        to June 2002 he served as General
                                        Manager, and from May 1999 through
                                        February 2002 he served as Operations
                                        Manager of Strata. Mr. Bryan has been
                                        involved in the directional drilling
                                        sector since 1979.

Theodore F. Pound III           51      Theodore F. Pound III became our General
                                        Counsel in October 2004 and was elected
                                        Secretary in January 2005. For ten years prior to joining us, he practiced law with the law firm of Wilson, Cribbs &
                                        Goren, P.C., Houston, Texas. Mr. Pound
                                        has practiced law for more than
                                        twenty-four years. Mr. Pound has been
                                        our lead counsel in each of our
                                        acquisitions beginning in 2001.

                       COMPENSATION OF EXECUTIVE OFFICERS

The following table sets forth the compensation paid or awarded by us in 2004, 2003 and 2002 to our chief executive officer and the four other most highly compensated officers for the year ended December 31, 2004.


                                           SUMMARY OF COMPENSATION TABLE

                                                           Annual Compensation                      Long Term Compensation
                                                           -------------------                      ----------------------
                                                                                                        Awards Securities
Name and                                                                              Other Annual        Underlying
Principal Position                       Year         Salary($)       Bonus($)       Compensation(1)     Options/SARS (#)
------------------                       ----         ---------       --------       ---------------     ----------------

Munawar H. Hidayatallah,                 2004        $ 337,500       $ 580,000(2)        $  3,375                   0
President, Chairman &                    2003        $ 300,000(3)    $  81,775           $  3,000             400,000
Chief Executive Officer of Allis-        2002        $ 294,666(4)    $ 143,000           $      0                   0
Chalmers (5)

David Wilde                              2004        $ 200,000       $ 188,364           $  1,672             110,000
President and Chief                      2003        $ 187,626       $  30,000           $  1,876             100,000
Operating Officer (6)                    2002        $ 146,393       $       0           $      0                   0

Jens H. Mortensen, Jr.,                  2004        $ 150,000       $       0           $  1,500                   0
President and Chief Operating            2003        $ 150,000       $       0           $  1,500             100,000
Officer of Allis-Chalmers, President     2002        $ 137,500       $       0           $      0                   0
of Jens' (7)

Terrence P. Keane                        2004        $ 153,508       $  50,000           $      0                   0
President and Chief Executive            2003        $  72,086       $       0           $      0                   0
Officer of AirComp(8)                    2002        $       0       $       0           $      0                   0

Todd C. Seward                           2004        $ 131,000       $  65,500(9)        $    650                   0
Chief Accounting Officer of              2003        $ 123,192       $  40,000           $  1,232              30,000
Allis-Chalmers                           2002        $  35,000       $       0           $      0                   0

(1) Represents contributions to 401K plans. We match contributions made by all employees up to a maximum 1% of each employee's salary.
(2)  Of this amount $175,000 was paid in 2005.
(3)  Of this amount, $60,000 was deferred and paid during 2004.
(4)  Of this amount, $65,000 was deferred and paid during 2003.
(5) The bonuses awarded to Mr. Hidayatallah for fiscal years 2002 and 2003 were determined pursuant to his 2001 employment agreement, based on acquisitions completed for fiscal years 2002 and 2003, and the bonus for fiscal year 2004 was based on Mr. Hidayatallah's attainment of certain strategic objectives set forth in his 2004 employment agreement (see, "Employment Agreements with Management," below).
(6) Mr. Wilde was President and Chief Executive Officer of Strata, one of our subsidiaries, until February 2005 when he was named our President and Chief Operating Officer.
(7) Mr. Mortensen served as our President and Chief Operating Officer from February 2003 until February 2005.
(8) Mr. Keane serves as President and Chief Executive Officer of AirComp, LLC and as such is considered an executive officer.
(9)  Of this amount $32,500 was paid in 2005.

The following table provides information concerning stock options granted to the named executive officers during 2004. All the grants were options to purchase shares of common stock and were made under our 2003 Incentive Stock Plan. No benefits other than stock options have been granted under the 2003 Incentive Stock Plan. No options were exercised during 2004.

                              OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                            POTENTIAL REALIZABLE VALUE AT
                                                                            ASSUMED ANNUAL RATES OF STOCK
                                           INDIVIDUAL GRANTS                PRICE APPRECIATION FOR OPTION TERMS(3)

                                    % OF TOTAL
                   NUMBER OF       OPTIONS/SARS        EXERCISE
                   SECURITIES        GRANTED             PRICE
                   UNDERLYING           TO                PER
                   OPTIONS/SARS      EMPLOYEES           SHARE        EXPIRATION
    NAME           GRANTED(1)         IN 2004          ($/SH)(2)          DATE            5%($)           10%($)
    ----           ----------         -------          ---------          ----            -----           ------
David Wilde          110,000           44.4%           $ 4.85          9/27/2014        $ 335,515       $ 850,965

(1) All options vest and become exercisable in three equal installments, one of which vested upon the grant of the option and one of which will vest upon each of the first and second anniversaries of the date of grant of option, provided that all options will become fully exercisable upon the occurrence of a change of control (as defined in the 2003 Incentive Stock Plan).

(2) The exercise price for these options was equal to the fair market value of the common stock on September 28, 2004, the date of grant. The exercise price may be paid in cash or in shares of commons tock valued at the fair market value on the exercise date.

(3) The 5% and 10% assumed rates of appreciation are prescribed by the rules and regulations of the Securities and Exchange Commission and do not represent our estimate or projection of the future trading prices of our common stock. The calculations assume annual compounding and continued retention of the options or the underlying common stock by the optionee for the full option term of ten years. Unless the market price of the common stock actually appreciates over the option term, no value will be realized by the optionee from these option grants. Actual gains, if any, on stock option exercises are dependent on numerous factors, including, without limitation, the future performance of the Company, overall business and market conditions, and the optionee's continued employment with the Company throughout the entire vesting period and option term, which factors are not reflected in this table.

The following table sets forth information regarding options held by our chief executive officer and the four other most highly compensated executive officers at December 31, 2004.

                                 AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                                             AND FY-END OPTION/SAR VALUES


                                                  Number of Securities                     Value of Unexercised
                                                 Underlying Unexercised                        In-the-Money
                                                     Options/SARs                              Options/SARs
                                                at Fiscal Year-End (#)                    at Fiscal Year-End ($)(1)

      Name                       Exercisable          Unexercisable             Exercisable             Unexercisable
 Munawar H. Hidayatallah          266,667               133,333                 $  573,348                $286,674
 Jens H. Mortensen, Jr.            66,667                33,333                 $  143,337                $ 71,669
 David Wilde                      103,334               106,666                 $  145,170                $ 75,335
 Todd C. Seward                    20,000                10,000                 $   43,000                $ 21,500


(1) Based on a value of $4.90 per share, the closing price per share on the American Stock Exchange on December 31, 2004, minus the exercise price.

EMPLOYMENT AGREEMENTS WITH MANAGEMENT

We have entered into written employment agreements with our executive officers as described below. Each employment agreement (other than the agreement of Mr. Keane, which is described below) provides that if the executive officer's employment is terminated by us for any reason other than "cause," as defined in the employment agreement, or death or disability, or if the executive officer is "Constructively Terminated," as defined in the agreement (which definition includes a change in control of us if the executive officer does not continue employment with us or our successor), then he is entitled to receive his then current salary for the entire term of his contract, reduced by any amounts he earns for services during the severance period.

Munawar H. Hidayatallah serves as our Chairman and Chief Executive Officer pursuant to the terms of a three-year employment agreement dated as of April 1, 2004. Under the terms of the employment agreement, Mr. Hidayatallah receives an annual base salary of $350,000 subject to annual increase in the discretion of the board of directors. In addition, Mr. Hidayatallah is entitled to receive a bonus in an amount equal to 100% of his base salary if he meets certain strategic objectives specified in the agreement, and if he meets some but not all of such objectives may be granted a bonus as determined by the Compensation Committee of the board of directors. Mr. Hidayatallah received a signing bonus of $230,000 but will be required to return a pro rata portion of such bonus if his employment is terminated for any reason prior to April 1, 2007. In December 2003, we granted Mr. Hidayatallah options to acquire 400,000 shares of common stock at a purchase price of $2.75 per share and in February 2005 we granted Mr. Hidayatallah an option to purchase 600,000 shares of common stock at an exercise price of $3.81 per share. The options vested as to one-third of the shares subject to the options on the date of grant and vest as to one-third of the shares subject to the option on each of the first and second anniversaries of the date of grant. Pursuant to the agreement, we also maintain a term life insurance policy in the amount of $2,500,000 the proceeds of which would be used to repurchase shares of our common stock from Mr. Hidayatallah's estate in the event of his death. The number of shares purchased would be determined based upon the fair market value of our common stock, as determined by a third party experienced in valuations of this type, appointed by us. Mr. Hidayatallah also receives an annual guarantee fee equal to 0.25% of all loans guaranteed by Mr. Hidayatallah.

Jens H. Mortensen, Jr. served as President of Jens' pursuant to the terms of a three-year employment agreement dated February 1, 2002 which terminated on February 1, 2005. Mr. Mortensen is currently our Vice Chairman and receives a salary of $150,000 and is involved in acquisitions and development of international business on behalf of the Company

David Wilde was appointed as our President and Chief Operating Officer in January 2005. Previously Mr. Wilde served as President and Chief Executive Officer of Strata pursuant to the terms of a three-year employment agreement dated as of April 1, 2004. Under the terms of the employment agreement, Mr. Wilde received a signing bonus of $75,000 and an annual base salary of $200,000 subject to annual review and potentially an increase by our Board. In addition, Mr. Wilde was entitled to receive a bonus in an amount equal to 5% of Strata's earnings before taxes, interest and depreciation provided that Strata met designated minimum earnings targets and provided further that such bonus could not exceed 120% of Mr. Wilde's base salary. In February 2005, in connection with being named our President and Chief Operating Officer, our board of directors, upon the recommendation of our Compensation Committee, authorized the Company to amend Mr. Wilde's employment agreement. Under the amended employment agreement, Mr. Wilde's annual base salary was increased to $300,000 subject to annual review and potentially an increase by our Board, and Mr. Wilde is entitled to receive a bonus in an amount equal to up to 100% of his base salary, 50% of which is based on meeting quarterly and annual operating income targets for the Company and 50% of which may be awarded in the discretion of the board of directors. The bonus calculation is subject to adjustment in subsequent years.

In addition, in December 2003, we granted Mr. Wilde options to acquire 100,000 shares of common stock at a purchase price of $2.75 per share, and on September 28, 2004, we granted to Mr. Wilde options to purchase an additional 110,000 shares at an exercise price of $4.85 per share. In connection with being named President and Chief Operating Officer, we awarded to Mr. Wilde options to purchase an additional 200,000 shares at a purchase price of $3.86 per share in February 2005. All options vested immediately as to one-third of the shares subject to the option and vest as to one-third of the shares subject to the option on each of the first two anniversaries of the grant date.

Victor M. Perez serves as our Chief Financial Officer pursuant to the terms of a three-year employment agreement dated as of July 26, 2004. Under the terms of the employment agreement, Mr. Perez receives an annual base salary of $240,000 subject to annual review and potentially an increase by our Board. In addition, Mr. Perez is entitled to receive a bonus in an amount equal to up to 50% of his base salary if he meets certain strategic objectives specified in his employment agreement. Pursuant to his employment agreement, on October 11, 2004, we granted to Mr. Perez options to purchase 55,000 shares at an exercise price of $4.85 per share. The option vested as to one-third of the shares subject to the option on the date of grant and vest as to one-third of the shares subject to the option on each of the first and second anniversaries of the date of grant.

Theodore F. Pound III serves as our General Counsel pursuant to a three year employment agreement dated as of October 11, 2004. Under the terms of the employment agreement, Mr. Pound receives an annual base salary of $180,000 subject to annual review and potentially an increase by our Board. In addition, Mr. Pound is entitled to receive a bonus in an amount equal to up to 50% of his base salary. Pursuant to his employment agreement, on October 11, 2004, the Company issued to Mr. Pound options to purchase 50,000 shares of the Company's Common Stock at a purchase price equal to $4.85 per share. The option vested as to one-third of the shares subject to the option on the date of grant and vest as to one-third of the shares subject to the option on each of the first and second anniversaries of the date of grant.

Terrence P. Keane, President and Chief Executive Officer of our subsidiary AirComp L.L.C., a Delaware limited liability company, is employed pursuant to an employment agreement dated July 1, 2003, which has a term of four years. Under the terms of this agreement, Mr. Keane is entitled to base salary of $144,000 and to a bonus of up to 90% of his base salary based upon AirComp meeting earnings targets established by AirComp's Management Committee. If Mr. Keane's employment is terminated by AirComp without cause or by Mr. Keane for good reason (as such terms are defined in the agreement), Mr. Keane will be entitled to receive his accrued bonus, if any, and to continue to receive salary and medical benefits for a period of six months. In addition, if a change in control (as defined in the agreement) occurs with respect to AirComp, and Mr. Keane does not accept employment with AirComp's successor, then Mr. Keane will be entitled to receive his accrued bonus, if any, to continue to receive salary for a period of 24 months, and to continue to receive medical benefits for a period of 12 months.

David Bryan was appointed as the President and Chief Operating Officer of Strata in February 2005 pursuant to the terms of a three-year employment agreement dated as of April 1, 2004. Under the terms of the employment agreement, Mr. Bryan receives an annual base salary of $150,000 subject to annual review and potentially an increase by our Board. In addition, Mr. Bryan is entitled to receive a bonus based on Strata's earnings before taxes, interest and depreciation provided that Strata met designated minimum earnings targets and provided further that such bonus shall not exceed 60% of Mr. Bryan's base salary. The bonus calculation is subject to adjustment in subsequent years.

BOARD COMPENSATION

Our policy is to pay our independent directors a fee of $5,000 per quarter beginning in 2005. Messrs. Hidayatallah, Mortensen and Toboroff are not deemed independent for this purpose. Each independent director serving on a committee of the Board will receive $1,250 quarterly for service on such committee and each independent director serving as Chairman of a committee of the Board would receive an additional $1,250 per quarter for acting as chairman of such committee. In 2004 we did not pay directors any compensation for services as directors. Directors are compensated for out of pocket travel expenses.

In April 2004, we entered into an oral consulting agreement with Mr. Toboroff pursuant to which we pay him $10,000 per month to advise us regarding financing and acquisition opportunities.

         REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

The Compensation Committee of our Board is a standing committee currently comprised of two non-employee directors, Thomas O. Whitener, Jr. and Thomas E. Kelly. The committee serves as an administrative arm of our Board to make recommendations to our board of directors regarding executive compensation. The following is the report of the Compensation Committee describing compensation policies and rationale applicable to the Company's executive officers and others with respect to the compensation for the fiscal year ended December 31, 2004.

GENERAL

After evaluating management's performance and the recommendation of the Company's senior officers, we recommend compensation and pay levels for executive officers to the full Board for approval. We also recommend stock option grants to the board of directors, based upon the Company's performance and the recommendations of the Company's senior officers.

OVERVIEW AND POLICIES FOR 2004

The goals of the Company are to attract, motivate, and retain the key executive talent necessary to achieve the Company's business objectives and contribute to the long-term success of the Company. To meet these goals, the compensation program for our executive officers consists of the following components:

         o        Base Salary,

         o        Annual Bonus, and

         o        Long-Term Stock Option Incentives.

We believe that the use of bonuses and options allows the Company to attract and retain the best employee talent available and to create a direct link between compensation and the short-term and long-term performance of the Company. In general, the Company incorporates vesting periods in options to encourage employees to remain with the Company. The size of each option grant is based on the recipient's position and tenure with the Company, the recipient's past performance and the anticipated contribution to be made by the recipient. We believe the overall compensation paid to each of our executive employees is reasonable in light of their skills, performance and the compensation paid to similar executives in our industry.

In fiscal year 2004, we reviewed the compensation of the Company's key executive officers by evaluating the Company's performance along with each executive's scope of responsibility, prior experience, performance, and expected contribution to the Company's future success. We also took into account the Committee's subjective assessment of the salaries for similar positions at comparable companies. At higher compensation levels, individual and Company performance will be given greater weight, along with competitive considerations. In establishing compensation for executives other than Mr. Hidayatallah, we took into account Mr. Hidayatallah's recommendations. We generally did not establish or review objective measures of performance.

In establishing bonuses, the Committee considers the same factors as are considered in reviewing each executive's overall compensation, with an increased emphasis on Company performance.

The Compensation Committee will consider the effect of Code Section 162(m) on the compensation paid to the Company's executive officers. Code Section 162(m) disallows a tax deduction for any publicly held corporation to the extent compensation for any of its named executive officers exceeds $1 million, unless compensation is performance-based or qualifies for another exemption. Where reasonably practicable, the Company will seek to qualify the compensation paid to our executive officers for an exemption from the deductibility limitations of Code Section 162(m). Stockholder approval of the material terms of the Option Plan is expected to preserve potential corporate tax deductions under Code
Section 162(m).

SUMMARY

The Company's compensation policies will evolve over time as the Company moves to attain the near-term goals it has set for itself while maintaining its focus on building long-term shareholder value.

                     Members of the Compensation Committee:

                     Thomas O. Whitener, Jr.
                     Thomas E. Kelly

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee of our Board currently consists of Messrs. Kelly and Whitener. Mr. Saeed M. Sheikh served as a member of the Compensation Committee until his resignation as a director in December 2004. None of these individuals has been our officer or employee at any time. No current executive officer has ever served as a member of the board of directors or compensation committee of any other entity (other than subsidiaries the Company) that has or has had one or more executive officers serving as a member of our Board or our Compensation Committee.

Mr. Whitener is a principal of Energy Spectrum, from whom we acquired Strata in February 2002. On April 2, 2004, Energy Spectrum converted all of its Series A Preferred Stock, including accrued dividend rights, into 1,718,089 shares of common stock (see "Certain Relationships and Related Transactions"). Energy Spectrum, which is our largest stockholder, is a private equity fund headquartered in Dallas, Texas. Mr. Kelly was an owner and founder of Downhole Injection Systems, LLC, which was purchased by the Company in December 2004. Mr. Kelly received 117,138 shares of our common stock and $306,800 for his interest in Downhole.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On December 31, 2004, the Company owed Mr. Hidayatallah for advances to the Company totaling $49,000. Such obligations did not bear interest.

Until December 2004, Mr. Hidayatallah was a personal guarantor of substantially all of the financing extended to us by commercial banks. In December 2004, we refinanced most of our outstanding debt and obtained the release of Mr. Hidayatallah's guarantees. Currently, Mr. Hidayatallah guarantees approximately $5.5 million of our outstanding debt. We have agreed to pay Mr. Hidayatallah an annual guarantee fee equal to one- quarter of one percent of the total amount of the debt guaranteed by Mr. Hidayatallah from time to time. The fee is payable quarterly, in arrears, based upon the average amount of debt outstanding in the prior quarter. During 2004, Mr. Hidayatallah received $48,331 in respect of his guarantee of the Company's debt.

Mr. Mortensen leases to Jens' a yard in Pearsall, Texas and received $28,800 in rental payments for such property in 2004. In addition, Mr. Mortensen and members of his family own 100% of Tex-Mex Rental & Supply Co., a Texas corporation, that sold approximately $167,000 of equipment and other supplies to the Company in 2004. Management of the Company believes these transactions were on terms at least as favorable to the Company as could have been obtained from unrelated third parties.

On September 30, 2004, we issued 1,300,000 shares of our common stock to Jens H. Mortensen, our President, Chief Operating Officer and a director, pursuant to a merger between Jens' Oilfield Service, Inc. and a newly formed subsidiary of the Company. As a result of the merger, we acquired Mr. Mortensen's 19% interest and now own 100% of Jens' Oilfield Service, Inc.

In May 2004, we issued a warrant to purchase 20,000 shares of our common stock at an exercise price of $4.75 per share to director Jeffrey R. Freedman in consideration of financial advisory services to be provided by Mr. Freedman pursuant to a consulting agreement. The warrants expire in May 2009. In May 2004, we also issued to Mr. Freedman a warrant to purchase 3,000 shares of common stock at an exercise price of $0.75 per share, in consideration of a loan made to the Company in 2002. This warrant has been exercised.

In April 2004, we completed a private placement of 620,000 shares of common stock and warrants to purchase 800,000 shares of common stock to the following investors: Christopher Engel; Donald Engel; the Engel Investors Defined Benefit Plan; RER Corp., a corporation wholly-owned by director Robert Nederlander; and Leonard Toboroff, a director. The investors invested $1,550,000 in exchange for 620,000 shares of common stock for a purchase price equal to $2.50 per share, and invested $450,000 in exchange for warrants to purchase 800,000 shares of common stock at an exercise price of $2.50 per share, expiring on April 1, 2006. Concurrently with this transaction, Energy Spectrum Partners LP, the holder of all outstanding shares of our Series A Preferred Stock, converted all such shares, including accrued dividend rights, into 1,718,090 shares of common stock. Energy Spectrum, which is now our largest stockholder, is a private equity fund headquartered in Dallas, Texas.

In connection with the April 2004 private placement, we entered into a registration rights agreement with the investors in the April 2004 private placement. In addition, in connection with other transactions occurring prior to April 2004, we entered into registration rights agreements with other investors. In April 2004, each investor that was a party to a registration rights agreement entered into prior to April 2, 2004 (other than the Pension Benefit Guarantee Corporation) terminated such agreement and entered into the registration rights agreement entered into by investors in the April 2004 private placement. These investors include, in addition to the investors in the April 2004 private placement, Energy Spectrum Partners LP, officers and directors Munawar H. Hidayatallah, Jeffrey R. Freedman and Jens H. Mortensen, and former director Saeed M. Sheikh. We entered into a registration rights agreement with the Pension Benefit Guarantee Corporation in March 1999, which is still in effect.

The April 2004 registration rights agreement and the registration rights agreement with the Pension Benefit Guarantee Corporation each provide the other parties thereto the right to require us to register the resale of their shares under certain circumstances, and the right to have their shares included in any registration rights agreement filed by us, subject to certain exceptions. The Pension Benefit Guarantee Corporation and most investors that are parties to the April 2004 registration rights agreement elected to have their shares registered in a registration statement which we filed with the Securities and Exchange Commission and which was declared effective on March 8, 2005. We also allowed director John E. McConnaughy, Jr. and executive officers Theodore F. Pound III and Dave Wilde to register the sale of shares of common stock owned by them in the registration statement.

In connection with the April 2004 private placement described above and the exchange by Energy Spectrum of its preferred stock for common stock, we entered into a stockholders agreement with the investors in the April 2004 private placement, Energy Spectrum, Jens H. Mortensen, Jr., our President and a former director, Saeed M. Sheikh, our director, and Munawar H. Hidayatallah, our Chief Executive Officer and Chairman of the board of directors. The stockholders agreement requires the parties to vote for the election to the board of directors of us three persons nominated by Energy Spectrum, two persons nominated by the investors in the April 2004 private placement and one person nominated by Messrs. Hidayatallah, Mortensen and Sheikh. The stockholders agreement also provides that in the event we have not completed a public offering of its shares prior to September 30, 2005, then, at the request of Energy Spectrum, we will retain an investment banking firm to identify candidates for a transaction involving the sale of us or its assets. In December 2004, two directors appointed by Energy Spectrum resigned and Energy Spectrum verbally agreed to amend the stockholders agreement to provide that Energy Spectrum will designate only one nominee to the board of directors unless and until it provides further notice to the Company. In addition, Energy Spectrum verbally agreed to amend the stockholders agreement to eliminate the requirement to retain an investment banking firm to identify candidates for a sale of the Company.

In April 2004, we entered into an oral consulting agreement with Mr. Toboroff pursuant to which we pay him $10,000 per month to advise us regarding financing and acquisition opportunities.

In October 2004, we hired Theodore F. Pound III as our General Counsel. Prior to joining us, Mr. Pound practiced law at Wilson Cribbs & Goren, P.C., who has served as counsel to the Company since 2001. Mr. Pound has served as lead acquisition counsel in each of our acquisitions since 2001. We incurred legal fees and expenses to Wilson Cribbs & Goren of $149,000 in 2003 and $178,638 in 2004.

PERFORMANCE GRAPH

Set forth below is a line graph comparing the annual percentage change in the cumulative return to the shareholders of the Company's Common Stock with the cumulative return of the Nasdaq Market Index and the CoreData Services Oil and Gas Equipment and Services index for the period commencing January 1, 1999 and ending on December 31, 2004. The CoreData Services Oil and Gas Equipment and Services Index is an index of approximately 75 oil and gas equipment and services providers, and in the Company's performance graph for the year ended December 31, 2002, was referred to as the Media General Financial Services Oil and Gas Equipment and Services Index. The information contained in the performance graph shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act or Exchange Act, except to the extent that the Company specifically incorporates it by reference into such filing.

The graph assumes that $100 was invested on January 1, 1999 in the Company's Common Stock and in each index, and that all dividends were reinvested. No dividends have been declared or paid on the Company's Common Stock. Shareholder returns over the indicated period should not be considered indicative of future shareholder returns.


                               COMPARISON OF CUMULATIVE TOTAL RETURN OF ONE OR MORE
                           COMPANIES, PEER GROUPS, INDUSTRY INDEXES AND/OR BROAD MARKETS

                              ------------------------ FISCAL YEAR ENDING ---------------------
COMPANY/INDEX/MARKET          12/31/1999 12/29/2000 12/31/2001 12/31/2002 12/31/2003 12/31/2004
Allis-Chalmers Energy, Inc.       100.00      47.93      31.67      17.00      86.67     133.67
Oil & Gas Equipment/Svcs          100.00     138.01      97.18      90.41     110.29     151.37
NASDAQ Market Index               100.00      62.85      50.10      34.95      52.55      56.97

                                OTHER INFORMATION

DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS FOR OUR NEXT MEETING

         If you want to submit proposals for possible inclusion in our proxy materials for the 2006 annual meeting of stockholders, you must do so on or before March 23, 2006. Our Secretary must receive proposals at 5075 Westheimer Road, Suite 890, Houston, Texas, 77056. It is suggested that any such proposal be submitted by certified mail, return receipt requested.

         If you wish to present a proposal before the 2006 annual meeting, but do not wish to have the proposal considered for inclusion in our proxy statement and proxy card, you must give written notice to our Secretary at the address noted above. The Secretary must receive such notice by August 11, 2005. If you fail to provide timely notice of a proposal to be presented at the 2005 annual meeting, the proxies designated by our board of directors will have discretionary authority to vote on such proposal.

                                   APPENDIX A

                            CERTIFICATE OF AMENDMENT
                                       TO
                          CERTIFICATE OF INCORPORATION
                                       OF
                           ALLIS-CHALMERS ENERGY INC.

         Allis-Chalmers Energy Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

         FIRST: The name of the Corporation is Allis-Chalmers Energy Inc.

         SECOND: The date on which the Corporation's original Certificate of Incorporation was filed with the Delaware Secretary of State is March 15, 1913.

         THIRD: The board of directors of the Corporation, acting in accordance with the provision of Sections 141 and 242 of the General Corporation Law of the State of Delaware, adopted resolutions to amend Article Fourth of the Certificate of Incorporation of the Corporation to read in its entirety as follows:

         "FOURTH. The total number of shares of capital stock which the Corporation shall have the authority to issue is One Hundred Twenty Five Million (125,000,000) shares, divided into One Hundred Million (100,000,000) shares of common stock at a par value of $0.01 per share, and Twenty-Five Million (25,000,000) shares of preferred stock at a par value of $0.01 per share. The board of directors of the Corporation shall have the authority to issue such shares of common stock and preferred stock in one or more classes or series, with such voting powers, designations, preferences and relative, participating, optional or other special rights, if any, and such qualifications, limitations or restrictions thereof, if any, as shall be provided for in a resolution or resolutions adopted by the board of directors of the Corporation and filed as a Certificate of Designations pursuant to Section 151(g) of the General Corporation Law of the State of Delaware."

         FOURTH: This Certificate of Amendment to Certificate of Incorporation was submitted to the stockholders of the Corporation and was duly approved by the required vote of stockholders of the Corporation in accordance with Sections 222 and 242 of the Delaware General Corporation Law. The total number of outstanding shares entitled to vote or consent to this Amendment is 14,020,958 shares of Common Stock. A majority of the outstanding shares of Common Stock voted in favor of this Certificate of Amendment to Certificate of Incorporation. The vote required was a majority of the outstanding shares of Common Stock.

         IN WITNESS WHEREOF, Allis-Chalmers Energy Inc. has caused this Certificate of Amendment to be signed by its Chief Executive Officer as of
_________________________.

                                   APPENDIX B

                            ALLIS-CHALMERS ENERGY INC.
                            2003 INCENTIVE STOCK PLAN
                            (as amended May 25, 2005)

         1. PURPOSE. The purpose of the Allis-Chalmers Energy Inc. (the "Corporation") Incentive Stock Plan (the "Plan") is to encourage key employees, directors and service providers of the Corporation and such subsidiaries of the Corporation as the Administrator designates to acquire common stock of the Corporation (the "Common Stock") or to receive monetary payments based on the value of such stock or based upon achieving certain goals on a basis mutually advantageous to such individuals and the Corporation and thus provide an incentive to contribute to the success of the Corporation and align the interests of key employees, directors and service providers with the interests of the shareholders of the Corporation.

         2. ADMINISTRATION. The Plan shall be administered by a committee of two or more directors, which the board of directors of the Corporation shall appoint (the "Administrator"). The directors appointed to such committee shall be Non-Employee Directors as defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934 ("Exchange Act") or any successor regulations.

         The authority to select persons eligible to participate in the Plan, to grant benefits in accordance with the Plan, and to establish the timing, pricing, amount and other terms and conditions of such grants (which need not be uniform with respect to the various Participants or with respect to different grants to the same Participant), may be exercised by the Administrator in its sole discretion.

         Subject to the provisions of the Plan, the Administrator shall have exclusive authority to interpret and administer the Plan, to establish appropriate rules relating to the Plan, to delegate some or all of its authority under the Plan and to take all such steps and make all such determinations in connection with the Plan and the benefits granted pursuant to the Plan as he or she may deem necessary or advisable.

         The board of directors in its discretion may delegate and assign specified duties and authority of the Administrator to any other committee and retain other duties and authority. Also, the board of directors in its discretion may appoint a separate committee of outside directors to make awards that satisfy the requirements of Section 162(m) of the Internal Revenue Code.

         3. SHARES RESERVED UNDER THE PLAN. Subject to the provisions of Section 12 (relating to adjustment for changes in capital stock) the maximum number of shares that may be issued under this Plan shall be the lesser of 3,000,000 shares and 15% of the total number of shares of common stock outstanding from time to time, assuming for this purpose the exercise of all outstanding options, warrants and other securities exercisable for or convertible into shares of common stock. Shares issued pursuant to the Plan may be authorized but unissued or treasury shares.

         As used in this Section 3, the term Plan Maximum shall refer to the number of shares of Common Stock that are available for grant of awards pursuant to the Plan. Stock underlying outstanding options, stock appreciation rights, or performance awards will reduce the Plan Maximum while such options, stock appreciation rights or performance awards are outstanding. Shares underlying expired, canceled or forfeited options, stock appreciation rights or performance awards shall be added back to the Plan Maximum. When the exercise price of stock options is paid by delivery of shares of Common Stock, or if the Administrator approves the withholding of shares from a distribution in payment of the exercise price, the Plan Maximum shall be reduced by the net (rather than the gross) number of shares issued pursuant to such exercise, regardless of the number of shares surrendered or withheld in payment. If the Administrator approves the payment of cash to an optionee equal to the difference between the fair market value and the exercise price of stock subject to an option, or if a stock appreciation right is exercised for cash or a performance award is paid in cash the Plan Maximum shall be increased by the number of shares with respect to which such payment is applicable. Restricted stock issued pursuant to the Plan will reduce the Plan Maximum while outstanding even while subject to restrictions. Shares of restricted stock shall be added back to the Plan Maximum if such restricted stock is forfeited.

         4. PARTICIPANTS. Participants will consist of such officers, key employees, directors and service providers of the Corporation or any designated subsidiary as the Administrator in its sole discretion shall determine. Designation of a Participant in any year shall not require the Administrator to designate such person to receive a benefit in any other year or to receive the same type or amount of benefit as granted to the Participant in any other year or as granted to any other Participant in any year. The Administrator shall consider such factors as it deems pertinent in selecting Participants and in determining the type and amount of their respective benefits.

         5. TYPES OF BENEFITS. The following benefits may be granted under the
Plan: (a) stock appreciation rights ("SARs"); (b) restricted stock ("Restricted Stock"); (c) performance awards ("Performance Awards"); (d) incentive stock options ("ISOs"); (e) nonqualified stock options ("NQSOs"); and (f) Stock Units, all as described below ("benefits").

         The Administrator may (a) award benefits in the alternative so that acceptance of or exercise of one benefit cancels the right of a Participant to another and (b) award benefits in any combination or combinations and subject to any condition or conditions consistent with the terms of the Plan that the Administrator in its sole discretion shall determine.

         6. STOCK APPRECIATION RIGHTS. A SAR is the right to receive all or a portion of the difference between the fair market value of a share of Common Stock at the time of exercise of the SAR and the exercise price of the SAR established by the Administrator, subject to such terms and conditions set forth in a SAR agreement as may be established by the Administrator in its sole discretion. At the discretion of the Administrator, SARs may be exercised (a) in lieu of exercise of an option, (b) in conjunction with the exercise of an option, (c) upon lapse of an option, (d) independent of an option or (e) each of the above in connection with a previously awarded option under the Plan. If the option referred to in (a), (b) or (c) above qualified as an ISO pursuant to
Section 422 of the Internal Revenue Code of 1986 (Code), the related SAR shall comply with the applicable provisions of the Code and the regulations issued thereunder. At the time of grant, the Administrator may establish, in its sole discretion, a maximum amount per share which will be payable upon exercise of a SAR, and may impose conditions on exercise of a SAR. At the discretion of the Administrator, payment for SARs may be made in cash or shares of Common Stock, or in a combination thereof. SARs will be exercisable not later than ten years after the date they are granted and will expire in accordance with the terms established by the Administrator.

         7. RESTRICTED STOCK. Restricted Stock is Common Stock issued or transferred under the Plan (other than upon exercise of stock options or as Performance Awards) at any purchase price less than the fair market value thereof on the date of issuance or transfer, or as a bonus, subject to such terms and conditions set forth in a Restricted Stock agreement as may be established by the Administrator in its sole discretion. In the case of any Restricted Stock:

                  (a) The purchase price, if any, will be determined by the Administrator.

                  (b) The period of restriction shall be established by the Administrator for any grants of Restricted Stock;

                  (c) Restricted Stock may be subject to (i) restrictions on the sale or other disposition thereof; (ii) rights of the Corporation to reacquire such Restricted Stock at the purchase price, if any, originally paid therefore upon termination of the employee's employment within specified periods; (iii) representation by the recipient that he or she intends to acquire Restricted Stock for investment and not for resale; and (iv) such other restrictions, conditions and terms as the Administrator deems appropriate.

                  (d) The Participant shall be entitled to all dividends paid with respect to Restricted Stock during the period of restriction and shall not be required to return any such dividends to the Corporation in the event of the forfeiture of the Restricted Stock.

                  (e) The Participant shall be entitled to vote the Restricted Stock during the period of restriction.

                  (f) The Administrator shall determine whether Restricted Stock is to be delivered to the Participant with an appropriate legend imprinted on the certificate or if the shares are to be issued in the name of a nominee or deposited in escrow pending removal of the restrictions.

         8. PERFORMANCE AWARDS. Performance Awards are Common Stock, monetary units or some combination thereof, to be issued without any payment therefore, in the event that certain performance goals established by the Administrator are achieved over a period of time designated by the Administrator, but not in any event more than five years. The goals established by the Administrator may include return on average total capital employed, earnings per share, increases in share price or such other goals as may be established by the Administrator. In the event the minimum corporate goal is not achieved at the conclusion of the period, no payment shall be made to the Participant. Actual payment of the award earned shall be in cash or in Common Stock or in a combination of both, as the Administrator in its sole discretion determines. If Common Stock is used, the Participant shall not have the right to vote and receive dividends until the goals are achieved and the actual shares are issued.

         9. INCENTIVE STOCK OPTIONS. ISOs are stock options to purchase shares of Common Stock at not less than 100% of the fair market value of the shares on the date the option is granted (110% if the optionee owns stock possessing more than 10% of the combined voting power of all owners of stock of the Corporation or a subsidiary), subject to such terms and conditions set forth in an option agreement as may be established by the Administrator in its sole discretion that conform to the requirements of Section 422 of the Code. Said purchase price may be paid (a) by check or (b), in the discretion of the Administrator, by the delivery of shares of Common Stock then owned by the Participant, or (c), in the discretion of the Administrator, by a combination of any of the foregoing, in the manner provided in the option agreement. The aggregate fair market value (determined as of the time an option is granted) of the stock with respect to which ISOs are exercisable for the first time by an optionee during any calendar year (under all option plans of the Corporation and its subsidiary corporations) shall not exceed $100,000 or such other maximum applicable to ISOs as may be in effect from time to time under the Code. ISOs shall be granted only to employees of the Corporation and designated subsidiaries. The maximum term of an ISO shall be ten years from the date it was granted (five years if the optionee owns more than 10% of the total combined voting power of all classes of stock of the Corporation or a subsidiary). No ISO shall be awarded after the date preceding the tenth anniversary of the effective date of the Plan.

         10. NONQUALIFIED STOCK OPTIONS. NQSOs are nonqualified stock options to purchase shares of Common Stock at purchase prices established by the Administrator on the date the options are granted, subject to such terms and conditions set forth in an option agreement as may be established by the Administrator in its sole discretion. The purchase price may be paid (a) by check or (b), in the discretion of the Administrator, by the delivery of shares of Common Stock then owned by the Participant, or (c), in the discretion of the Administrator, by a combination of any of the foregoing, in the manner provided in the option agreement. NQSOs shall be exercisable no later than ten years after the date they are granted.

         11. STOCK UNITS. A Stock Unit represents the right to receive a share of Common Stock from the Corporation at a designated time in the future, subject to such terms and conditions set forth in a Stock Unit agreement as may be established by the Administrator in its sole discretion. The Participant generally does not have the rights of a shareholder until receipt of the Common Stock. The Administrator may in its discretion provide for payments in cash, or adjustment in the number of Stock Units, equivalent to the dividends the Participant would have received if the Participant had been the owner of shares of Common Stock instead of the Stock Units.

         12. ADJUSTMENT PROVISIONS.

                  (a) If the Corporation shall at any time change the number of issued shares of Common Stock without new consideration to the Corporation (such as by stock dividends or stock splits), the total number of shares reserved for issuance under this Plan and the number of shares covered by each outstanding benefit shall be adjusted so that the aggregate consideration payable to the Corporation, if any, and the value of each such benefit shall not be changed. Benefits may also contain provisions for their continuation or for other equitable adjustments after changes in the Common Stock resulting from reorganization, sale, merger, consolidation, issuance of stock rights or warrants, or similar occurrence.

                  (b) Notwithstanding any other provision of this Plan, and without affecting the number of shares reserved or available hereunder, the board of directors may authorize the issuance or assumption of benefits in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate.

         13. CHANGE IN CONTROL. Notwithstanding any other provision of the Plan to the contrary, in the event of a change in control of the Corporation, as defined below, all outstanding SARs, ISOs and NQSOs shall be immediately fully vested and exercisable and any restrictions on Restricted Stock issued under the Plan shall lapse.

         Change in control means:

                  (a) The acquisition on or after March 6, 2003 by any individual, entity or group, or a Person (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) other than an excluded person (as defined below), of ownership of more than 50% of either: (i) the then outstanding shares of Common Stock ("Outstanding Common Stock"); or (ii) the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors ("Outstanding Voting Securities");

                  (b) Individuals who, as of the date of approval of the Plan by the board of directors of the Corporation, constitute the board of directors of the Corporation ("Incumbent Board") cease for any reason to constitute at least a majority of the board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Corporation's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, as a member of the Incumbent Board, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

                  (c) Approval by the stockholders of the Corporation of a reorganization, merger or consolidation, in each case, unless, following such reorganization, merger or consolidation, (i) more than 50% of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities immediately prior to such reorganization, merger or consolidation, in substantially the same proportions as their ownership, immediately prior to such reorganization, merger or consolidation of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities, as the case may be, or at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement providing for such reorganization, merger or consolidation; or

                  (d) Approval by the stockholders of the Corporation of (i) a complete liquidation or dissolution of the Corporation or (ii) the sale or other disposition of all or substantially all of the assets of the Corporation, other than to a corporation, with respect to which following such sale or other disposition, (1) more than 50% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election for directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities, as the case may be, or (2) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition of assets of the Corporation.

         Excluded person means any Person who beneficially owns more than 10% of the outstanding shares of the Corporation on the date hereof or at any time prior to the first anniversary of the adoption of this plan.

         14. NONTRANSFERABILITY. Each benefit granted under the Plan shall not be transferable otherwise than by will or the laws of descent and distribution; provided, however, NQSOs granted under the Plan may be transferred, without consideration, to a Permitted Transferee (as defined below). Benefits granted under the Plan shall be exercisable, during the Participant's lifetime, only by the Participant or a Permitted Transferee. In the event of the death of a Participant, exercise or payment shall be made only:

                  (a) By or to the Permitted Transferee, executor or administrator of the estate of the deceased Participant or the person or persons to whom the deceased Participant's rights under the benefit shall pass by will or the laws of descent and distribution; and

                  (b) To the extent that the deceased Participant or the Permitted Transferee, as the case may be, was entitled thereto at the date of his death.

         For purposes of this Section 14, Permitted Transferee shall include (i) one or more members of the Participant's family, (ii) one or more trusts for the benefit of the Participant and/or one or more members of the Participant's family, or (iii) one or more partnerships (general or limited), corporations, limited liability companies or other entities in which the aggregate interests of the Participant and members of the Participant's family exceed 80% of all interests. For this purpose, the Participant's family shall include only the Participant's spouse, children and grandchildren.

         15. TAXES. The Corporation shall be entitled to withhold the amount of any tax attributable to any amounts payable or shares deliverable under the Plan after giving the person entitled to receive such payment or delivery notice as far in advance as practicable, and the Corporation may defer making payment or delivery as to any benefit if any such tax is payable until indemnified to its satisfaction. The person entitled to any such delivery may, with the consent of the Administrator, elect to have such withholding satisfied by a reduction of the number of shares otherwise so deliverable, such reduction to be calculated based on a closing market price on the date of such notice.

         16. TENURE. A Participant's right, if any, to continue to serve the Corporation and its subsidiaries as an officer, employee, or otherwise, shall not be enlarged or otherwise affected by his or her designation as a Participant under the Plan.

         17. RULES OF CONSTRUCTION. The terms of the Plan shall be constructed in accordance with the laws of the State of Delaware; provided that the terms of the Plan as they relate to ISOs shall be construed first in accordance with the meaning under and in a manner that will result in the Plan satisfying the requirements of the provisions of the Code governing incentive stock options.

         18. DURATION, AMENDMENT AND TERMINATION. No benefit shall be granted more than ten years after the date of adoption of this Plan; provided, however, that the terms and conditions applicable to any benefit granted within such period may thereafter be amended or modified by mutual agreement between the Corporation and the Participant or such other person as may then have an interest therein. Also, by mutual agreement between the Corporation and a Participant hereunder, stock options or other benefits may be granted to such Participant in substitution and exchange for, and in cancellation of, any benefits previously granted such Participant under this Plan.

         The board of directors may amend the Plan from time to time or terminate the Plan at any time. However, no action authorized by this paragraph shall reduce the amount of any existing benefit or change the terms and conditions thereof without the Participant's consent. No amendment of the Plan shall, without approval of the stockholders of the Corporation, (a) increase the total number of shares which may be issued under the Plan or increase the amount or type of benefits that may be granted under the Plan; or (b) modify the requirements as to eligibility for benefits under the Plan.

         19. GRANTS TO DIRECTORS. The Administrator shall be authorized to award benefits in reasonable amounts as compensation for services provided by the directors of the Company, including directors who serve on the Compensation Committee or otherwise act as the Administrator. The foregoing sentence shall not be deemed to limit or define the other circumstances in which benefits may be awarded to directors of the Company.

         20. EFFECTIVE DATE. This Plan shall become effective as of the date it is adopted by the board of directors of the Corporation subject only to approval by the holders of a majority of the outstanding voting stock of the Corporation within twelve months before or after the adoption of the Plan by the board of directors. In the event that the shareholders fail to approve the Plan within twelve (12) months after its adoption by the Board, any grants made pursuant to the Plan or sales of Option Shares that have already occurred shall be rescinded, and no additional grants, sales or awards shall be made thereafter under the Plan.

                           ALLIS-CHALMERS ENERGY INC.

                         ANNUAL MEETING OF SHAREHOLDERS

                                 August 11, 2005

                                 10:00 a.m. CST

                        5075 WESTHEIMER ROAD, SUITE 890
                               HOUSTON, TX 77056

                                     PROXY
--------------------------------------------------------------------------------

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT THE ANNUAL MEETING OF SHAREHOLDERS OF ALLIS-CHALMERS ENERGY INC. (THE "COMPANY") ON AUGUST 11, 2005.

The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify below.

UNLESS OTHERWISE MARKED, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE TEN NOMINEES TO BE ELECTED AS DIRECTORS TO SERVE FOR A ONE-YEAR TERM EXPIRING AT THE 2006 ANNUAL MEETING OF STOCKHOLDERS, "FOR" AMENDMENT OF THE CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF OUR COMMON STOCK FROM 20,000,000 SHARES TO 100,000,000 SHARES AND TO INCREASE OUR PREFERRED STOCK FROM 10,000,000 SHARES TO 25,000,000 SHARES, "FOR" THE AMENDMENT OF THE 2003 INCENTIVE STOCK PLAN TO INCREASE THE NUMBER OF SHARES OF OUR COMMON STOCK THAT MAY BE ISSUED UNDER THE PLAN FROM 2,400,000 TO THE LESSER OF 3,000,000 SHARES AND 15% OF OUR OUTSTANDING COMMON STOCK OUTSTANDING FROM TIME TO TIME CALCULATED ON A FULLY-DILUTED BASIS, AND "FOR" THE RATIFICATION OF THE APPOINTMENT OF UHY MANN FRANKFORT STEIN & LIPP CPAS, LLP TO ACT AS OUR INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2005, EACH AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

By signing the proxy, you revoke all prior proxies and appoint Munawar H. Hidayatallah and Victor M. Perez, and each of them, as attorneys and proxies of the undersigned with full power of substitution, to vote the undersigned's shares on the matters shown on the reverse side, and at any and all continuations, adjournments or postponements thereof with all powers that the undersigned would possess if personally present, upon in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the annual meeting of Shareholders of the Company.

                      SEE REVERSE FOR VOTING INSTRUCTIONS.

                               PLEASE DETACH HERE
--------------------------------------------------------------------------------

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2.

1. To amend the certificate of incorporation of the Company to increase the authorized number of shares of our common stock from 20,000,000 shares to 100,000,000 shares and to increase the authorized number of shares of our preferred stock from 10,000,000 shares to 25,000,000 shares.

             |_| For              |_| Against             |_| Abstain

2. To elect directors to hold office until the Company's 2005 annual meeting of Shareholders.

     01  Jeffrey R. Freedman      |_| Vote FOR all        |_| Vote WITHHELD
     02  Victor F. Germack            Nominees                from all Nominees
     03  David A. Groshoff            (except as marked)
     04  Munawar H. Hidayatallah
     05  Thomas E. Kelly
     06  John E. McConnaughy, Jr.
     07  Jens H. Mortensen
     08  Robert E. Nederlander
     09  Leonard Toboroff
     10  Thomas O. Whitener, Jr.

                                         +-------------------------------------+
(INSTRUCTIONS:  TO WITHHOLD AUTHORITY TO |                                     |
VOTE FOR ANY INDICATED NOMINEE, WRITE    |                                     |
THE NUMBER NEXT TO THE NAME(S) OF SUCH   |                                     |
NOMINEE(S) IN THE BOX PROVIDED TO        +-------------------------------------+
THE RIGHT.)

3. To amend the 2003 Incentive Stock Plan to increase the number of shares of our common stock that may be issued under the plan from 2,400,000 to the lesser of 3,000,000 shares and 15% of our common stock outstanding from time to time calculated on a fully-diluted basis.

             |_| For              |_| Against             |_| Abstain

4. To ratify the appointment of UHY Mann Frankfort Stein & Lipp CPAs, LLP to act as our independent public accountants for the fiscal year ending December 31, 2005.

             |_| For              |_| Against             |_| Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

ADDRESS CHANGE?  MARK BOX  |_|
INDICATE CHANGES BELOW:              DATE:______________________________________

                                     SIGNATURE(S):______________________________

                                     NAME OF STOCKHOLDER:_______________________

NOTE: PLEASE SIGN EXACTLY AS YOUR NAME(S) APPEAR ON PROXY. IF HELD IN JOINT TENANCY, ALL PERSONS MUST SIGN. TRUSTEES, ADMINISTRATORS, ETC., SHOULD INCLUDE THEIR TITLE AND AUTHORITY. CORPORATIONS SHOULD PROVIDE FULL NAME OF CORPORATION AND TITLE OF AUTHORIZED OFFICER SIGNING THE PROXY.